Product supplement no. 109-A-II To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated November 21, 2008 Rule 424(b)(2)

Principal Protected Asset Allocation Notes Linked to the Performance of the Best Performing of the Three Reference Portfolios Each Comprised of Four Asset Classes

General

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JPMorgan Chase & Co. may offer and sell from time to time Principal Protected Asset Allocation Notes (the “notes”) linked to the performance of the best performing of the three Reference Portfolios, each comprised of four Asset Classes. This product supplement no. 109-A-II describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any relevant underlying supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.

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A separate index supplement will describe any index included in an Asset Class but not described in this product supplement, or will include an updated description of an index described in this product supplement. We refer to such index supplements generally as underlying supplements. If the terms described in the relevant underlying supplement is inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in any relevant underlying supplement shall control.

—	The notes are the senior unsecured obligations of JPMorgan Chase & Co.
—	Payment is linked to the performance of the best performing of the three Reference Portfolios as described below.
—	Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
—	Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal plus the Additional Amount, if any.
—

The Additional Amount, if any, will depend on the performance of the Reference Portfolios and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified, the Additional Amount per $1,000 principal amount of notes will equal the greater of: (a) zero, (b) $1,000 multiplied by the Conservative Portfolio Return multiplied by the Participation Rate, if applicable, (c) $1,000 multiplied by the Balanced Portfolio Return multiplied by the Participation Rate, if applicable, or (d) $1,000 multiplied by the Growth Portfolio Return, multiplied by the Participation Rate, if applicable, provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

—	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-53.
—	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
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Investing in the notes is not equivalent to investing in the Reference Portfolios or any of the components of the Asset Classes, or any other instruments linked to any Reference Portfolio or component of the Asset Classes.

—	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Payment at Maturity†:	Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount of notes of $1,000 plus the Additional Amount, which may be zero (or may equal the Minimum Return, if applicable).

Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Additional Amount†:

The Additional Amount will relate to the Portfolio Return of the best performing of the three “Reference Portfolios”: the Conservative Portfolio, the Balanced Portfolio and the Growth Portfolio. The Reference Portfolios will be comprised of the same classes of assets but with different weightings.

The Additional Amount will equal the greater of:

(a)    zero;

(b)    $1,000 multiplied by the Conservative Portfolio Return multiplied by the Participation Rate, if applicable;

(c)    $1,000 multiplied by the Balanced Portfolio Return multiplied by the Participation Rate, if applicable; or

(d)    $1,000 multiplied by the Growth Portfolio Return multiplied by the Participation Rate, if applicable;

provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

(continued on the following page)

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 109-A-II, the accompanying prospectus supplement and prospectus, any relevant underlying supplement or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

November 21, 2008

Key Terms (continued)

Portfolio Return:

Unless otherwise specified in the relevant terms supplement, the Portfolio Return, with respect to each Reference Portfolio, will equal the sum of the Asset Class Returns multiplied by their respective Asset Class Weights, calculated as follows:

(Currency Basket Return × Currency Basket Weight) + (Commodities Basket Return × Commodities Basket Weight) + (Equity Basket Return × Equity Basket Weight) + (Bond Basket Return × Bond Basket Weight)

Asset Class Return:	Unless otherwise specified in the relevant terms supplement, with respect to each Asset Class, the “Asset Class Return” refers to the Currency Basket Return, the Commodities Basket Return, the Equity Basket Return and the Bond Basket Return, as applicable, and each calculated as set forth herein.
Asset Class Weights:	The relevant Asset Class Weights for each Reference Portfolio will be set forth in the relevant terms supplement.
Minimum Return:	If applicable, then the Additional Amount will equal at least the amount specified as the Minimum Return in the relevant terms supplement.
Maximum Return:	If applicable, then the Additional Amount will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.
Participation Rate:	A percentage, which may be more or less than 100%, as specified in the relevant terms supplement. If the participation rate is less than 100% you will participate in less than full change in value of the Asset Classes. If the participation rate is greater than 100% you will participate in the change in value of the Asset Classes on a leveraged basis.
Currency Basket:	A weighted basket of one or more currencies that will measure the performance of the exchange rates of the Underlying Currencies versus the Reference Currency.
Underlying Currencies:	The applicable Underlying Currencies or Underlying Currency will be specified in the relevant terms supplement. In certain cases (as specified in the relevant terms supplement), only one Underlying Currency may compose the entire Currency Basket. We refer herein to such Underlying Currency or Underlying Currencies generally as “Underlying Currencies”. If a Succession Event with respect to an Underlying Currency has occurred, such Underlying Currency may be replaced by another currency. See “General Terms of Notes—Succession Events.”
Underlying Currency Weight:	The relative weights of the applicable Underlying Currencies will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, assuming there are four Underlying Currencies, the relevant terms supplement may specify that each Underlying Currency has an equal weight in the Currency Basket, in which case each Underlying Currency makes up 1/4 of the value of the Currency Basket, or the relevant terms supplement may specify a different weighting for each of the four Underlying Currencies. If there is only one Underlying Currency, that Underlying Currency will be weighted as 100% of the Currency Basket.
Reference Currency:	The Reference Currency will be U.S. Dollars unless otherwise specified in the relevant terms supplement. If a Succession Event with respect to the Reference Currency has occurred, the Reference Currency may be replaced by another currency. See “General Terms of Notes—Succession Events.”
Commodities Basket:	A weighted basket comprised of one or more Commodities Indices.
Commodities Indices:	The applicable Commodities Indices or Commodities Index will be specified in the relevant terms supplement.
Commodities Index Weight:	The relative weights of the applicable Commodities Indices will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, assuming there are four Commodities Indices, the relevant terms supplement may specify that each Commodities Index has an equal weight in the Commodities Basket, in which case each Commodities Index makes up 1/4 of the value of the Commodities Basket, or the relevant terms supplement may specify a different weighting for each of the four Commodities Indices. If there is only one Commodities Index, that Commodities Index will be weighted as 100% of the Commodities Basket. Unless otherwise specified in the relevant terms supplement, a Commodities Index tracks the performance of commodity futures contracts.
Bond Basket:	A weighted basket comprised of one or more Bond Indices.
Bond Indices:	The applicable Bond Indices or Bond Index will be specified in the relevant terms supplement.
Bond Index Weight:	The relative weights of the applicable Bond Indices will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, assuming there are four Bond Indices, the relevant terms supplement may specify that each Bond Index has an equal weight in the Bond Basket, in which case each Bond Index makes up 1/4 of the value of the Bond Basket, or the relevant terms supplement may specify a different weighting for each of the four Bond Indices. If there is only one Bond Index, that Bond Index will be weighted as 100% of the Bond Basket. Unless otherwise specified in the relevant term supplement, a Bond Index tracks the performance of government bonds.
Equity Basket:	A weighted basket comprised of one or more Equity Indices.
Equity Indices:	The applicable Equity Indices or Equity Index will be specified in the relevant terms supplement.
Equity Index Weight:	The relative weights of the applicable Equity Indices will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, assuming there are four Equity Indices, the relevant terms supplement may specify that each Equity Index has an equal weight in the Equity Basket, in which case each Equity Index makes up 1/4 of the value of the Equity Basket, or the relevant terms supplement may specify a different weighting for each of the four Equity Indices. If there is only one Equity Index, that Equity Index will be weighted as 100% of the Equity Basket. Unless otherwise specified in the relevant terms supplement, an Equity Index tracks the performance of equity securities.
Basket Index:	Each Commodities Index and each Equity Index are referred to herein as a “Basket Index,” and collectively, the “Basket Indices.”
Valuation Date:	The Portfolio Return for each Reference Portfolio, will be calculated either on a single date, which we refer to as the “Observation Date” or several dates, each of which we refer to as an “Ending Averaging Date” as specified in the relevant terms supplement: for the Currency Basket, either the Currency Basket Observation Date or the Currency Basket Ending Averaging Dates, for the Commodities Basket, either the Commodities Basket Observation Date or the Commodities Basket Ending Averaging Dates, for the Equity Basket, either the Equity Basket Observation Date or the Equity Basket Ending Averaging Dates, and, for the Bond Basket, either the Bond Basket Observation Date or the Bond Basket Ending Averaging Dates, in each case as specified in the relevant terms supplement.

†Subject to the impact of a commodity hedging disruption event. For more information about the impact of a commodity hedging disruption event, see “Description of Notes – Payment at Maturity” and “General Terms of Notes – Consequences of a Commodity Hedging Disruption Event.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any relevant underlying supplement, this product supplement no. 109-A-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any relevant underlying supplement and this product supplement no. 109-A-II and with respect to JPMorgan Chase & Co. This product supplement no. 109-A-II, together with the relevant terms supplement, any relevant underlying supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any relevant underlying supplement, this product supplement no. 109-A-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 109-A-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any relevant underlying supplement, this product supplement no. 109-A-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 109-A-II, the relevant terms supplement, any relevant underlying supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. A separate underlying supplement will describe any index included in an Asset Class but not described in this product supplement, or will include an updated description of an index described in this product supplement. Capitalized terms used but not defined in this product supplement no. 109-A-II have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Principal Protected Asset Allocation Notes.

General

The notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the performance of the best performing of the three Reference Portfolios, each comprised of four Asset Classes. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any relevant underlying supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 109-A-II and any related underlying supplement. The terms described in that document supplement those described herein or in any related underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant underlying supplement are inconsistent with those described herein, in the accompanying prospectus supplement or prospectus, the terms described in the relevant underlying supplement will control. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day, other than a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close or a day in which transactions in U.S. dollars are not conducted.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable at maturity with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day as specified herein or in the relevant terms supplement, as applicable, or if a Valuation Date is postponed as described below. We will specify, in each case if applicable, the Participation Rate, Minimum Return, Maximum Return, and any other applicable payment terms in the relevant terms supplement.

The return on the notes will be linked to the performance during the term of the notes of the best performing of the three Reference Portfolios. Each Reference Portfolio will be comprised of four asset classes (each, an “Asset Class” and, collectively, the “Asset Classes”). The Asset Classes will consist of:

(a) a weighted basket of one or more currencies (the “Currency Basket”) that will measure the performance of the exchange rates of those currencies (each, an “Underlying Currency” and, collectively, the “Underlying Currencies”) versus U.S. Dollars (the “Reference Currency”);

(b) a weighted basket (the “Commodities Basket”) comprised of one or more commodity indices (each a “Commodities Index” and collectively the “Commodities Indices”);

(c) a weighted basket (the “Bond Basket”) comprised of one or more bond indices (each a “Bond Index” and collectively the “Bond Indices”); and

(d) a weighted basket (the “Equity Basket”) comprised of one or more equity indices (each an “Equity Index” and collectively the “Equity Indices”).

Unless otherwise specified in the relevant terms supplement, a Commodities Index tracks the performance of commodity futures contracts. Unless otherwise specified in the relevant terms supplement, an Equity Index tracks the performance of equity securities. Unless otherwise specified in the relevant term supplement, a Bond Index tracks the performance of government bonds.

The notes do not pay interest at regular periods. Instead, subject to the impact of a commodity hedging disruption event, at maturity you will receive $1,000 for each $1,000 principal amount of your notes plus the Additional Amount, if any, subject to the Maximum Return, if any.

Unless otherwise specified in the related terms supplement, at maturity, the “Additional Amount,” subject to the impact of a commodity hedging disruption event and subject to the Maximum Return or Minimum Return, if any, for each $1,000 principal amount of notes will equal the greater of:

(a) zero;

(b) $1,000 multiplied by the Conservative Portfolio Return multiplied by the Participation Rate, if any;

(c) $1,000 multiplied by the Balanced Portfolio Return multiplied by the Participation Rate, if any; or

(d) $1,000 multiplied by the Growth Portfolio Return multiplied by the Participation Rate, if any.

For more information about the impact of a commodity hedging disruption event, please see “General Terms of Notes – Consequences of a Commodity Hedging Disruption Event.”

Unless otherwise specified in the related terms supplement, the “Portfolio Return”, with respect to each Reference Portfolio, will equal the sum of the Asset Class Returns multiplied by their respective Asset Class Weights, calculated as follows:

(Currency Basket Return × Currency Basket Weight) + (Commodities Basket Return × Commodities Basket Weight) + (Equity Basket Return × Equity Basket Weight) + (Bond Basket Return × Bond Basket Weight)

The “Asset Class Weight” means, with respect to the applicable Reference Portfolio, the percentage allocation of the applicable Asset Class in such Reference Portfolio specified in the relevant terms supplement.

With respect to each Asset Class, the “Asset Class Return” refers to the Currency Basket Return, the Commodities Basket Return, the Equity Basket Return and the Bond Basket Return, as applicable and each calculated as set forth below.

The relevant terms supplement may specify the weight of each Underlying Currency, Commodities Index, Equity Index and Bond Index (referred to herein, respectively, as an “Underlying Currency Weight,” a “Commodities Index Weight,” an “Equity Index Weight” and a “Bond Index Weight.” Alternately, the relevant terms supplement may specify that an Underlying Currency, a Commodities Index, an Equity Index or a Bond Index has an equal weight in its respective basket, in which case each of the components of the basket will have the same weight. If there is only one Underlying Currency, Commodities Index, Equity Index or Bond Index in a basket, it will be weighted as 100% of such basket.

The “Participation Rate,” if applicable, will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement. If the participation rate is less than 100% you will participate in less than full change in value of the Asset Classes. If the participation rate is greater than 100% you will participate in the change in value of the Asset Classes on a leveraged basis.

The “Minimum Return” or the “Maximum Return,” if applicable, will each be a fixed dollar amount per $1,000 principal amount of notes and will be specified in the relevant terms supplement.

The “Valuation Date” means, for each Reference Portfolio, either a single date, which we refer to as the “Observation Date” or several dates, each of which we refer to as an “Ending Averaging Date” as specified in the relevant terms supplement: for the Currency Basket, either the Currency Basket Observation Date or the Currency Basket Ending Averaging Dates, for the Commodities Basket, either the Commodities Basket Observation Date or the Commodities Basket Ending Averaging Dates, for the Equity Basket, either the Equity Basket Observation Date or the Equity Basket Ending Averaging Dates, and, for the Bond Basket, either the Bond Basket Observation Date or the Bond Basket Ending Averaging Dates, in each case as defined below and as specified in the relevant terms supplement.

If, due to a market disruption event or otherwise, one or more of the Currency Basket Valuation Date, Commodities Basket Valuation Date, Equity Basket Valuation Date or Bond Basket Valuation Date is postponed, as described below (any such Asset Class affected by such postponement, a “Disrupted Asset Class”), so that it falls less than three business days prior to the scheduled maturity date the maturity date will be the third business day following the Valuation Date for such Disrupted Asset Class, as postponed (or, if there are two or more Disrupted Asset Classes and the Valuation Date, as postponed, for any one Disrupted Asset Class is different from such Valuation Date, as postponed, for one or more other Disrupted Asset Class, the latest of such Valuation Dates), unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of the Notes — Market Disruption Events.”

In the event that any Asset Class becomes a Disrupted Asset Class, each Portfolio Return will be determined by using (1) the Asset Class Return for each Asset Class (other than any such Disrupted Asset Class) calculated on the originally scheduled Valuation Date and (2) the Asset Class Return for any such Disrupted Asset Class calculated on the Valuation Date, as postponed. For the avoidance of doubt, under these circumstances, the calculation agent will calculate the Portfolio Return for each Reference Portfolios using Asset Class Returns calculated on different days.

Currency Basket

Unless otherwise specified in the relevant terms supplement, the “Currency Basket Return,” as calculated by the calculation agent, is the percentage change of the Currency Basket calculated by comparing the Ending Currency Basket Level to the Starting Currency Basket Level. The Currency Basket Return, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Ending Currency Basket Level – Starting Currency Basket Level

Starting Currency Basket Level

The “Starting Currency Basket Level” will be set to equal 100 on the pricing date, or the last Initial Currency Basket Averaging Date, if applicable, or such other figure or date or dates specified in the relevant terms supplement.

The “Ending Currency Basket Level” will be equal to the Currency Basket Closing Level on the Currency Basket Observation Date or an arithmetic average of the Currency Basket Closing Levels on each of the Currency Basket Ending Averaging Dates or such other date or dates as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Currency Basket Closing Level” on any relevant currency business day will be calculated as follows:

100 × [1 + (Underlying Currency Return1 × Underlying Currency Weight1) + (Underlying Currency Return 2 × Underlying Currency Weight2) + . . . + (Underlying Currency ReturnN × Underlying Currency WeightN)], where N is the number of Underlying Currencies.

The Underlying Currencies and Underlying Currency Weights will be set forth in the relevant terms supplement and will remain fixed for the term of the notes.

Unless otherwise specified in the relevant terms supplement, for each Underlying Currency, on any currency business day, the “Underlying Currency Return” reflects the performance of such Underlying Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such currency business day and will be calculated as follows:

Ending Spot Rate – Starting Spot Rate

Starting Spot Rate

Unless otherwise specified in the relevant terms supplement, for each Underlying Currency, the “Starting Spot Rate” will be the Spot Rate on the pricing date or the arithmetic average of the Spot Rates on each of the Initial Currency Basket Averaging Dates or such other date or dates as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, for each Underlying Currency, the “Ending Spot Rate” will be the Spot Rate on the relevant Currency Basket Observation Date or the arithmetic average of the Spot Rate on each of the Currency Basket Ending Averaging Dates or any other currency business day or currency business dates on which the Ending Spot Rate is to be calculated, as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, for each Underlying Currency, the “Spot Rate” on any currency business day will be the Reference Currency per the Underlying Currency’s spot rate in the interbank market, expressed as either (i) the amount of Reference Currency per one Underlying Currency, as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Underlying Currency per one unit of Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page. The relevant terms supplement will specify whether the Reuters or Bloomberg spot rate is used, the relevant page on which the spot rate can be found, and the approximate time of the day at which the relevant page will be consulted to determine the spot rate. If a market disruption event with respect to an Underlying Currency has occurred or is continuing, or a Succession Event with respect to an Underlying Currency or the Reference Currency has occurred, the method of determining the relevant Spot Rates may be modified as described under “— Postponement of Currency Basket Valuation Date or Initial Currency Basket Averaging Date” and “General Terms of Notes — Succession Events.”

Unless otherwise specified in the relevant terms supplement, a “currency business day,” with respect to an Underlying Currency, is a day on which (a) The City of New York and the principal financial center for the Underlying Currency as specified in the relevant terms supplement are open for dealings in foreign exchange, (b) banking institutions in The City of New York and such principal financial center for the Reference Currency are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the relevant terms supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

The Initial Currency Basket Averaging Dates, if applicable, will be set forth in the relevant terms supplement and any such date is subject to adjustment as described below. The “Currency Basket Valuation Date” will either be a single date, which we refer to as the “Currency Basket Observation Date” or several dates, each of which we refer to as a “Currency Basket Ending Averaging Date.” The Currency Basket Valuation Date will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.

Postponement of Currency Basket Valuation Date or Initial Currency Basket Averaging Date

Notes with a Maturity of More Than One Year

If the Currency Basket is comprised of more than one Underlying Currency

If a Currency Basket Valuation Date or Initial Currency Basket Averaging Date, if applicable, is not a currency business day with respect to any Underlying Currency or there is a market disruption event with respect to any Underlying Currency on such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable (any such Underlying Currency affected by a non-currency business day or a market disruption event, a “Disrupted Underlying Currency”), the applicable Currency Basket Valuation Date or Initial Currency Basket Averaging Date will be the immediately succeeding currency business day for such Disrupted Underlying Currency during which no market disruption event with respect to such Disrupted Underlying Currency shall have occurred or be continuing; provided that no Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable.

If a Currency Basket Valuation Date or Initial Currency Basket Averaging Date, if applicable, is to be postponed as described above, the Currency Basket Closing Level on such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Underlying Currency (other than any such Disrupted Underlying Currency) on the originally scheduled Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, and (ii) the applicable Spot Rate for any such Disrupted Underlying Currency on the currency business day for such Disrupted Underlying Currency immediately succeeding the originally scheduled Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, during which no market disruption event with respect to such Disrupted Underlying Currency shall have occurred or be continuing. For the avoidance of doubt, if any Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, is to be postponed as described in the paragraph immediately above and there are two or more Disrupted Underlying Currencies, the calculation agent will calculate the Currency Basket Closing Level on such Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, as applicable, using the Spot Rates of the Disrupted Underlying Currencies on different currency business days.

Notwithstanding the foregoing, if any Currency Basket Valuation Date or an Initial Currency Basket Averaging Date has been postponed to the tenth business day and such tenth business day is not a currency business day for such Disrupted Underlying Currency or there is a market disruption event with respect to such Disrupted Underlying Currency on such tenth business day, the calculation agent will determine the applicable Spot Rate for such Disrupted Underlying Currency on such tenth business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant.

If the Currency Basket is comprised of only one Underlying Currency

If a Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, is not a currency business day with respect to the Underlying Currency or there is a market disruption event with respect to the Underlying Currency on such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, the applicable Currency Basket Valuation Date or Initial Currency Basket Averaging Date will be the immediately succeeding currency business day for the Underlying Currency during which no market disruption event with respect to the Underlying Currency shall have occurred or be continuing; provided that no Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable.

Notwithstanding the foregoing, if any Currency Basket Valuation Date or Initial Currency Basket Averaging Date has been postponed to the tenth business day and such tenth business day is not a currency business day for the Underlying Currency or there is a market disruption event with respect to the Underlying Currency on such tenth business day, the calculation agent will determine the Spot Rate of for the Underlying Currency on such tenth business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant.

Notes with a Maturity of Not More Than One Year

If the Currency Basket is comprised of more than one Underlying Currency

If a Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, is not a currency business day with respect to any Underlying Currency or there is a market disruption event with respect to any Underlying Currency on such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable (any such Underlying Currency affected by a non-currency business day or a market disruption event, a “Disrupted Underlying Currency”), the applicable Currency Basket Valuation Date or Initial Currency Basket Averaging Date will be the immediately succeeding currency business day for such Disrupted Underlying Currency during which no market disruption event with respect to such Disrupted Underlying Currency shall have occurred or be continuing; provided that

(1) no Currency Basket Valuation Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the maturity date, but not both) after the issue date (the last date that could serve as the final Currency Basket Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Currency Valuation Date”) and (2) no Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable.

If a Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, is to be postponed as described above, the Basket Closing Level on such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Underlying Currency (other than any such Disrupted Underlying Currency) on the originally scheduled Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable and (ii) the applicable Spot Rate for any such Disrupted Underlying Currency on the currency business day for such Disrupted Underlying Currency immediately succeeding the originally scheduled Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, during which no market disruption event with respect to such Disrupted Underlying Currency shall have occurred or be continuing. For the avoidance of doubt, if any Currency Basket Valuation Date or Initial Currency Basket Averaging Date, if applicable, is to be postponed as described in the paragraph immediately above and there are two or more Disrupted Underlying Currencies, the calculation agent will calculate the Currency Basket Closing Level on such Currency Basket Valuation Date or such Initial Currency Basket Averaging Date, as applicable, using the Spot Rates of the Disrupted Underlying Currencies on different currency business days.

Notwithstanding the foregoing, if any Currency Basket Valuation Date or Initial Currency Basket Averaging Date has been postponed to the tenth business day or, in the case of any such Currency Basket Valuation Date, has been postponed to the Final Disrupted Currency Valuation Date (treating any such Currency Basket Valuation Date that is not the final Currency Basket Valuation Date as if it were the final Currency Basket Valuation Date) and such tenth business day or Final Disrupted Currency Valuation Date, as applicable, is not a currency business day for such Disrupted Underlying Currency or there is a market disruption event with respect to such Disrupted Underlying Currency on such tenth business day or Final Disrupted Currency Valuation Date, as applicable, the calculation agent will determine the applicable Spot Rate for such Disrupted Underlying Currency on such tenth business day or Final Disrupted Currency Valuation Date, as applicable, in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant. For the avoidance of doubt, in no event will any Currency Basket Valuation Date occur after the Final Disrupted Currency Valuation Date.

If the Currency Basket is comprised of only one Underlying Currency

If a Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, is not a currency business day with respect to the Underlying Currency or there is a market disruption event with respect to the Underlying Currency on such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, the applicable Currency Basket Valuation Date or Initial Currency Basket Averaging Date will be the immediately succeeding currency business day for the Underlying Currency during which no market disruption event with respect to the Underlying Currency shall have occurred or be continuing; provided that (1) no Currency Basket Valuation Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the maturity date, but not both) after the issue date (the last date that could serve as the final Currency Basket Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Currency Valuation Date”) and (2) no Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Currency Basket Valuation Date or Initial Currency Basket Averaging Date, as applicable.

Notwithstanding the foregoing, if any Currency Basket Valuation Date or Initial Currency Basket Averaging Date has been postponed to the tenth business day or, in the case of any such Currency Basket Valuation Date, has been postponed to the Final Disrupted Currency Valuation Date (treating any such Currency Basket Valuation Date that is not the final Currency Basket Valuation Date as if it were the final Currency Basket Valuation Date) and such tenth business day or Final Disrupted Currency Valuation Date, as applicable, is not a currency business day for the Underlying Currency or there is a market disruption event with respect to the Underlying Currency on such tenth business day or Final Disrupted Currency Valuation Date, as applicable, the calculation agent will determine the Spot Rate for the Underlying Currency on such tenth business day or Final Disrupted Currency Valuation Date, as applicable, in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant. For the avoidance of doubt, in no event will any Currency Basket Valuation Date occur after the Final Disrupted Currency Valuation Date.

Commodities Basket

Unless otherwise specified in the relevant terms supplement, the “Commodities Basket Return,” as calculated by the calculation agent, is the percentage change in the value of the Commodities Basket calculated by comparing the Ending Commodities Basket Level to the Starting Commodities Basket Level. The relevant terms supplement will specify the manner in which the Ending Commodities Basket Level will be determined. The Commodities Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Commodities Basket Level – Starting Commodities Basket Level

Starting Commodities Basket Level

Unless otherwise specified in the relevant terms supplement, the “Starting Commodities Basket Level” will be set equal to 100 on the pricing date, or the arithmetic average of the Commodities Basket Closing Levels on each of the Initial Commodities Basket Averaging Dates, if applicable, or such other date or dates specified in the relevant terms supplement.

The “Ending Commodities Basket Level” will be the Commodities Basket Closing Level on the Commodities Basket Valuation Date, or the arithmetic average of the Commodities Basket Closing Levels on each of the Commodities Basket Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Commodities Basket Closing Level” on any Commodities Trading Day will be calculated as follows:

100 × [1 + ((Commodities Index Return1 × Commodities Index Return Weight1) + (Commodities Index Return2 × Commodities Index Return Weight2) + . . . + (Commodities Index ReturnN × Commodities Index Return WeightN)], where N is the number of Commodities Indices.

Unless otherwise specified in the relevant terms supplement, the “Commodities Index Return,” as calculated by the calculation agent, is the percentage change in the Commodities Index Closing Level for the relevant Commodities Index calculated by comparing the Commodities Index Closing Level on the Commodities Basket Observation Date, or the arithmetic average of the Commodities Index Closing Levels on each of the Commodities Basket Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement to the Commodities Index Closing Level on the pricing date, or the arithmetic average of the Commodities Index Closing Levels on each of the Initial Commodities Basket Averaging Dates, or such other date or dates specified in the relevant terms supplement.

The “Commodities Index Return” for the relevant Commodities Index on any Commodities Trading Day, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Commodities Index Level – Starting Commodities Index Level

Starting Commodities Index Level

The “Starting Commodities Index Level” for the relevant Commodities Index will be the Commodities Index Closing Level on the pricing date, or the arithmetic average of the Commodities Index Closing Levels on each of the Initial Commodities Basket Averaging Dates or such other date or dates as specified in the relevant terms supplement.

The “Ending Commodities Index Level” will be the Commodities Index Closing Level on the Commodities Basket Observation Date or the arithmetic average of the Commodities Index Closing Levels on each of the Commodities Basket Ending Averaging Dates as specified in the relevant terms supplement.

With respect to each Commodities Index, the “Commodities Index Closing Level” on any Commodities Index Trading Day will equal either (a) the closing level of the Commodities Index or any Commodities successor index (as defined below) for the applicable Commodities Trading Day published following the regular official weekday close of trading for such Commodities Index on that Commodities Trading Day or (b) the closing level of the Commodities successor index or alternative calculation of the Commodities Index (as described under “General Terms of Notes – Discontinuation of a Basket Index; Alteration of Method of Calculation”) at the regular official weekday close of the relevant exchange or market of the relevant Commodities Index or the relevant Commodities successor index last to close on the applicable Commodities Trading Day.

A “Commodities Trading Day” with respect to a Commodities Index is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) such Commodities Index or any relevant Commodities successor index and (ii) futures contracts constituting more than 80% of the value of such Commodities Index or such Commodities successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of such Commodities Index or such Commodities successor index.

The “Initial Commodities Basket Averaging Dates”, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Commodities Basket Averaging Date is not a Commodities Trading Day with respect to any Commodities Index, or there is a market disruption event with respect to any Commodities Index on such Initial Commodities Basket Averaging Date (any such Commodities Index affected by a non-trading day or a market disruption event, a “Disrupted Commodities Index”), the applicable Initial Commodities Basket Averaging Date will be the immediately succeeding Commodities Trading Day during which no market disruption event shall have occurred or be continuing; provided that the Commodities Index Closing Level on such Initial Commodities Basket Averaging Date, as postponed, will be determined by using (1) the closing level for each Commodities Index (other than any such Disrupted Commodities Index) on the originally scheduled Initial Commodities Basket Averaging Date and (2) the closing level for any such Disrupted Commodities Index on the immediately succeeding Commodities Trading Day for such Disrupted Commodities Index during which no market disruption event for such Disrupted Commodities Index shall have occurred or be continuing. Under such circumstances, the calculation agent will calculate the Commodities Basket Closing Level for such Initial Commodities Basket Averaging Date using the closing levels of the Disrupted Commodities Indices on different trading days.

In no event, however, will any Initial Commodities Basket Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Commodities Basket Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Commodities Basket Averaging Date is not a Commodities Trading Day with respect to any Disrupted Commodities Index, or there is a market disruption event with respect to any Disrupted Commodities Index on such tenth business day, the calculation agent will determine the Commodities Index Closing Level for any such Disrupted Commodities Index for such date in accordance with the formula for and method of calculating such Commodities Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled Commodities Index Trading Day of each futures contract most recently constituting such Disrupted Commodities Index.

The “Commodities Basket Valuation Date(s)”, which will either be a single date, which we refer to as the “Commodities Basket Observation Date”, or several dates, each of which we refer to as a “Commodities Basket Ending Averaging Date”, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

If a Commodities Basket Valuation Date is not a Commodities Trading Day with respect to any Commodities Index, or there is a market disruption event with respect to any Commodities Index on such Commodities Basket Valuation Date, the applicable Commodities Basket Valuation Date will be the immediately succeeding Commodities Trading Day for any such Disrupted Commodities Index during which no market disruption event for such Disrupted Commodities Index shall have occurred or be continuing; provided that the Commodities Index Closing Level on such Commodities Basket Valuation Date, as postponed, will be determined by using (1) the closing level for each Commodities Index (other than any such Disrupted Commodities Index) on the originally scheduled Commodities Basket Valuation Date and (2) the closing level for any such Disrupted Commodities Index on the immediately succeeding Commodities Trading Day for such Disrupted Commodities Index during which no market disruption event for such Disrupted Commodities Index shall have occurred or be continuing. Under such circumstances, the calculation agent will calculate the Commodities Basket Closing Level for such Commodities Basket Valuation Date using the closing levels of the Disrupted Commodities Indices on different Commodities Trading Days.

In no event, however, will any Commodities Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Commodities Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Commodities Basket Valuation Date is not a Commodities Trading Day with respect to any Disrupted Commodities Index, or there is a market disruption event with respect to any Disrupted Commodities Index on such tenth business day, the calculation agent will determine the Commodities Index Closing Level for such Disrupted Commodities Index for such date in accordance with the formula for and method of calculating such Commodities Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled Commodities Index Trading Day of each futures contract most recently constituting such Disrupted Commodities Index.

Equity Basket

Unless otherwise specified in the relevant terms supplement, the “Equity Basket Return,” as calculated by the calculation agent, is the percentage change in the value of the Equity Basket calculated by comparing the Ending Equity Basket Level to the Starting Equity Basket Level. The relevant terms supplement will specify the manner in which the Ending Equity Basket Level will be determined. The Equity Basket Return, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Ending Equity Basket Level – Starting Equity Basket Level

Starting Equity Basket Level

Unless otherwise specified in the relevant terms supplement, the “Starting Equity Basket Level” will be set equal to 100 on the pricing date, or the last Initial Equity Basket Averaging Date, if applicable, or on such other date or dates as specified in the relevant terms supplement.

The “Ending Equity Basket Level” will be equal to the Equity Basket Closing Level on the Equity Basket Observation Date, or an arithmetic average of the Equity Basket Closing Levels on each of the Equity Basket Ending Averaging Dates or such other date or dates as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Equity Basket Closing Level” on any Equity Trading Day will be calculated as follows:

100 × [1 + ((Equity Index Return1 × Equity Index Return Weight1) + (Equity Index Return2 × Equity Index Return Weight2) + . . . + (Equity Index ReturnN × Equity Index Return WeightN)], where N is the number of Equity Indices.

Unless otherwise specified in the relevant terms supplement, the “Equity Index Return,” as calculated by the calculation agent, is the percentage change in the Equity Index Closing Level for the relevant Equity Index calculated by comparing the Equity Index Closing Level on the Equity Basket Observation Date, or the arithmetic average of the Equity Index Closing Levels on each of the Equity Basket Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement to the Equity Index Closing Level on the pricing date, or the arithmetic average of the Equity Index Closing Levels on each of the Initial Equity Basket Averaging Dates, or such other date or dates specified in the relevant terms supplement.

The “Equity Index Return” for the relevant Equity Index on any Equity Trading Day, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Ending Equity Index Level – Starting Equity Index Level

Starting Equity Index Level

The “Starting Equity Index Level” for the relevant Equity Index will be the Equity Index Closing Level on the pricing date, or the arithmetic average of the Equity Index Closing Levels on each of the Initial Equity Basket Averaging Dates or such other date or dates as specified in the relevant terms supplement.

The “Ending Equity Index Level” will be the Equity Index Closing Level on the Equity Basket Observation Date or the arithmetic average of the Equity Index Closing Levels on each of the Equity Basket Ending Averaging Dates as specified in the relevant terms supplement.

With respect to each Equity Index, the “Equity Index Closing Level” on any Equity Trading Day will equal the official closing level of such Equity Index or any successor index thereto published following the regular official weekday close of trading for such Equity Index on that Equity Trading Day. In certain circumstances, the “Equity Index Closing Level” will be based on the alternate calculation of such Equity Index described under “General Terms of Notes – Discontinuation of a Basket Index; Alteration of Method of Calculation”.

An “Equity Trading Day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying an Equity Index or the relevant successor index, and (ii) the exchanges on which futures or options contracts related to such Equity Index or the relevant successor index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

The “Initial Equity Basket Averaging Dates”, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Equity Basket Averaging Date is not an Equity Trading Day with respect to any Equity Index, or there is a market disruption event with respect to any Equity Index on such Initial Equity Basket Averaging Date (any such Equity Index affected by a non-trading day or a market disruption event, a “Disrupted Equity Index”), the applicable Initial Equity Basket Averaging Date will be the immediately succeeding Equity Trading Day for any such Disrupted Equity Index during which no market disruption event for such Disrupted Equity Index shall have occurred or be continuing; provided that the Equity Index Closing Level on such Initial Equity Basket Averaging Date, as postponed, will be determined by using (1) the closing level for each Equity Index (other than any such Disrupted Equity Index) on the originally scheduled Initial Equity Basket Averaging Date and (2) the closing level for any such Disrupted Equity Index on the immediately succeeding Equity Trading Day for such Disrupted Equity Index during which no market disruption event for such Disrupted Equity Index shall have occurred or be continuing. Under such circumstances, the calculation agent will calculate the Equity Basket Closing Level for such Initial Equity Basket Averaging Date using the closing levels of the Disrupted Equity Indices on different Equity Trading Days.

In no event, however, shall any Initial Equity Basket Averaging Date be postponed more than ten business days following the date originally scheduled to be such Equity Basket Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Equity Basket Averaging Date is not an Equity Trading Day with respect to any Disrupted Equity Index, or there is a market disruption event with respect to any Disrupted Equity Index on such tenth business day, the calculation agent will determine the closing level for any such Disrupted Equity Index for such date in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Disrupted Equity Index.

The “Equity Basket Valuation Date(s)” will either be a single date, which we refer to as the “Equity Basket Observation Date”, or several dates, each of which we refer to as an “Equity Basket Ending Averaging Date”. The Equity Basket Valuation Date(s) will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

If an Equity Basket Valuation Date is not an Equity Trading Day with respect to any Equity Index, or there is a market disruption event with respect to any Equity Index on such Equity Basket Valuation Date, the applicable Equity Basket Valuation Date will be the immediately succeeding Equity Trading Day for any such Disrupted Equity Index during which no market disruption event for such Disrupted Equity Index shall have occurred or be continuing (or, if there are two or more Disrupted Equity Indices and the immediately succeeding Equity Trading Day for any one Disrupted Equity Index during which no market disruption event for such Disrupted Equity Index shall have occurred or be continuing is different from such date for one or more other Disrupted Equity Index, the latest of such dates); provided that the Equity Index Closing Level on such Equity Basket Valuation Date, as postponed, will be determined by using (1) the closing level for each Equity Index (other than any such Disrupted Equity Index) on the originally scheduled Equity Basket Valuation Date and (2) the closing level for any such Disrupted Equity Index on the immediately succeeding Equity Trading Day for such Disrupted Equity Index during which no market disruption event for such Disrupted Equity Index shall have occurred or be continuing. Under such circumstances, the calculation agent will calculate the Equity Basket Closing Level for such Equity Basket Valuation Date using the closing levels of the Disrupted Equity Indices on different Equity Trading Days.

In no event, however, shall any Equity Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Equity Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Equity Basket Valuation Date is not an Equity Trading Day with respect to any Disrupted Equity Index, or there is a market disruption event with respect to any Disrupted Equity Index on such tenth business day, the calculation agent will determine the closing level for any such Disrupted Equity Index for such date in accordance with the formula for and method of calculating such closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting such Disrupted Equity Index.

Bond Index

Unless otherwise specified in the relevant terms supplement, the “Bond Basket Return,” as calculated by the calculation agent, is the percentage change in the value of the Bond Basket calculated by comparing the Ending Bond Basket Level to the Starting Bond Basket Level. The relevant terms supplement will specify the manner in which the Ending Bond Basket Level will be determined. The Bond Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Bond Basket Level – Starting Bond Basket Level

Starting Bond Basket Level

Unless otherwise specified in the relevant terms supplement, the “Starting Bond Basket Level” will be set equal to 100 on the pricing date, or the arithmetic average of the Bond Basket Closing Levels on each of the Initial Bond Basket Averaging Dates, if applicable, or such other date or dates specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, if the Bond Basket is comprised of only one Bond Index, the Starting Bond Basket Level will be the Bond Index Closing Level on the pricing date, or the arithmetic average of the Bond Index Closing Levels on each of the Initial Bond Basket Averaging Dates, if applicable, or such other date or dates specified in the relevant terms supplement.

The “Ending Bond Basket Level” will be the Bond Basket Closing Level on the Bond Basket Valuation Date, or the arithmetic average of the Bond Basket Closing Levels on each of the Bond Basket Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, if the Bond Basket is comprised of only one Bond Index, the Ending Bond Basket Level will be the Bond Index Closing Level on the Bond Basket Ending Averaging Dates, or the arithmetic average of the Bond Index Closing Levels on each of the Bond Basket Ending Averaging Dates, if applicable, or such other date or dates specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Bond Basket Closing Level” on any Bond Index Trading Day will be calculated as follows:

100 × [1 + ((Bond Index Return1 × Bond Index Return Weight1) + (Bond Index Return2 × Bond Index Return Weight2) + . . . + (Bond Index ReturnN × Bond Index Return WeightN)], where N is the number of Bond Indices.

Unless otherwise specified in the relevant terms supplement, the “Bond Index Return,” as calculated by the calculation agent, is the percentage change in the Bond Index Closing Level for the relevant Bond Index calculated by comparing the Bond Index Closing Level on the Bond Basket Observation Date, or the arithmetic average of the Bond Index Closing Levels on each of the Bond Basket Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement to the Bond Index Closing Level on the pricing date, or the arithmetic average of the Bond Index Closing Levels on each of the Initial Bond Basket Averaging Dates, or such other date or dates specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Bond Index Return,” as calculated by the calculation agent, is the percentage change in the Bond Index Closing Level calculated by comparing the Ending Bond Index Level to the Starting Bond Index Level. The Bond Index Return, unless otherwise specified in the relevant terms supplement, is formulated as follows:

Ending Bond Index Level – Starting Bond Index Level

Starting Bond Index Level

The “Starting Bond Index Level” will be Bond Index Closing Level on the pricing date, or the arithmetic average of the Bond Index Closing Levels on each of the Initial Bond Index Averaging Dates, if applicable, or such other date or dates specified in the relevant terms supplement.

The “Ending Bond Index Level” will be the Bond Index Closing Level on the Bond Index Observation Date, or the arithmetic average of the Bond Index Closing Levels on each of the Bond Index Ending Averaging Dates, or such other date or dates specified in the relevant terms supplement.

The “Bond Index Closing Level” on any Bond Index Trading Day will equal either (a) the closing level of the Bond Index or any Bond successor index on the applicable Bond Index Trading Day or (b) the closing level of the Bond successor index or alternative calculation of the Bond Index (as described under “General Terms of Notes – Discontinuation of a Bond Index; Alteration of Method of Calculation”) at the regular official weekday close of the relevant exchange or market of the Bond Index or Bond successor index last to close on the applicable Bond Index Trading Day.

A “Bond Index Trading Day” with respect to a Bond Index is a day, as determined by the calculation agent, on which such Bond Index or any Bond successor index is calculated and published.

The “Initial Bond Basket Averaging Dates”, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Bond Basket Averaging Date is not a Bond Index Trading Day with respect to any Bond Index, or there is a market disruption event with respect to any Bond Index on such Initial Bond Basket Averaging Date (any such Bond Index affected by a non-trading day or a market disruption event, a “Disrupted Bond Index”), the applicable Initial Bond Basket Averaging Date will be the immediately succeeding Bond Index Trading Day during which no market disruption event shall have occurred or be continuing; provided that the Bond Index Closing Level on such Initial Bond Basket Averaging Date, as postponed, will be determined by using (1) the closing level for each Bond Index (other than any such Disrupted Bond Index) on the originally scheduled Initial Bond Basket Averaging Date and (2) the closing level for any such Disrupted Bond Index on the immediately succeeding Bond Index Trading Day for such Disrupted Bond Index during which no market disruption event for such Disrupted Bond Index shall have occurred or be continuing. Under such circumstances, the calculation agent will calculate the Bond Basket Closing Level for such Initial Bond Basket Averaging Date using the closing levels of the Disrupted Bond Indices on different Bond Trading Days.

In no event, however, will any Initial Bond Basket Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Bond Basket Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Bond Basket Averaging Date is not a Bond Index Trading Day with respect to any Disrupted Bond Index, or there is a market disruption event with respect to any Disrupted Bond Index on such tenth business day, the calculation agent will determine the Bond Index Closing Level for any such Disrupted Bond Index for such date in accordance with the formula for and method of calculating such Bond Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant government bonds has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled Bond Index Trading Day of each government bond most recently constituting such Bond Index.

The “Bond Basket Valuation Date(s)”, which will either be a single date, which we refer to as the “Bond Basket Observation Date”, or several dates, each of which we refer to as a “Bond Basket Ending Averaging Date”, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

If a Bond Basket Valuation Date is not a Bond Index Trading Day with respect to any Bond Index, or there is a market disruption event with respect to any Bond Index on such Bond Basket Valuation Date, the applicable Bond Basket Valuation Date will be the immediately succeeding Bond Index Trading Day for any such Disrupted Bond Index during which no market disruption event for such Disrupted Bond Index shall have occurred or be continuing; provided that the Bond Index Closing Level on such Bond Basket Valuation Date, as postponed, will be determined by using (1) the closing level for each Bond Index (other than any such Disrupted Bond Index) on the originally scheduled Bond Basket Valuation Date and (2) the closing level for any such Disrupted Bond Index on the immediately succeeding Bond Index Trading Day for such Disrupted Bond Index during which no market disruption event for such Disrupted Bond Index shall have occurred or be continuing. Under such circumstances, the calculation agent will calculate the Bond Basket Closing Level for such Bond Basket Valuation Date using the closing levels of the Disrupted Bond Indices on different Bond Trading Days.

In no event, however, will any Bond Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Bond Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Bond Basket Valuation Date is not a Bond

Index Trading Day with respect to any Disrupted Bond Index, or there is a market disruption event with respect to any Disrupted Bond Index on such tenth business day, the calculation agent will determine the Bond Index Closing Level for such Disrupted Bond Index for such date in accordance with the formula for and method of calculating such Bond Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant government bonds has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled Bond Index Trading Day of each government bond most recently constituting such Bond Index.

RISK FACTORS

Your investment in the notes will involve certain risks. The notes will not pay interest or guarantee any return of principal prior to maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in any of the components of the Asset Classes. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional debt securities.

The notes combine features of equity and debt. The terms of the notes differ from those of conventional debt securities in that we will not pay interest on the notes and your total payment at maturity will be based on the performance of the best performing Reference Portfolio. If the Portfolio Return of the best performing of the Reference Portfolios does not exceed, or in certain cases, equal, the initial value of such Reference Portfolio (calculated as the sum of the Starting Currency Basket Level, the Starting Commodities Basket Level, the Starting Equity Basket Level and the Starting Bond Basket Level, each multiplied by the relevant Asset Class Weight) (such value, with respect to each such Reference Portfolio, the “Starting Value”) at maturity you will receive only the principal amount plus the Minimum Return, if any, for each $1,000 principal amount of notes, unless otherwise specified in the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the applicable principal amount of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Credit Risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Payment on the notes is dependent on JPMorgan Chase & Co.’s ability to pay the amount due on the notes at maturity, and therefore your payment on the notes is subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

The notes may not pay more than the applicable principal amount plus the Minimum Return, if any, at maturity.

If the Portfolio Return of the best performing Reference Portfolios does not exceed, or in certain cases, equal, the Starting Value for such Reference Portfolio, at maturity you will receive only the principal amount plus the Minimum Return, if any, for each $1,000 principal amount of notes, unless otherwise specified in the relevant terms supplement. This will be true even if the value of the best performing Reference Portfolio was greater than its Starting Value at some time during the term of the notes but later falls below such Starting Value. This return may not fully compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Each Reference Portfolio will perform differently due to the different Asset Class Weightings assigned to them.

Although the Asset Classes within each Reference Portfolio are the same, the weight that each Asset Class is assigned will be different for each of the three Reference Portfolios. Therefore, changes in values of an Asset Class will have a different effect on the value of each Reference Portfolio. To the extent that changes in the value of the Asset Classes correlate with each other, the changes could be material.

Changes in the value of the Asset Classes or of the components of an Asset Class may offset each other.

Since the notes are linked to the performance of Reference Portfolios composed of four Asset Classes, price movements between Asset Classes or between the components of an Asset Class that has more than one component may not correlate with each other. At a time when the value of an Asset Class or a component of an Asset Class increase, the value of other Asset Classes or other components of the same Asset Class may not increase as much or may decline. Therefore, in calculating the Portfolio Return, increases in the value of some of the Asset Classes or components may be moderated, or more than offset, by lesser increases or declines in the level of the other Asset Classes or other components.

If the Participation Rate is less than 100%, the Additional Amount will be limited by the Participation Rate.

If the Participation Rate is less than 100%, the Additional Amount, if any, you receive at maturity will equal only a percentage, as specified in the relevant term sheet, of the performance of the best performing Reference Portfolio. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the positive performance of the best performing Reference Portfolio.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

If the notes have a Maximum Return specified in the terms supplement, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount of notes specified in the relevant terms supplement as the Maximum Return. In these circumstances, the Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Portfolio Return of the best performing Reference Portfolio, and Participation Rate, would otherwise be greater than the Maximum Return.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity may be at a substantial discount from the principal amount of the notes, even in cases where the best performing Reference Portfolio has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Early redemption of the notes may adversely affect your return on the notes.

If the notes are designated as callable notes in the relevant terms supplement and we redeem them early, you will only receive the call price specified in the relevant terms supplement and not a payment based on the best performing Reference Portfolio at maturity. The call price may be lower than the return, if any, you would have received on the notes at maturity even in cases where the best performing Reference Portfolio has appreciated since the date of the issuance of the notes.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. or another agent is willing to buy the notes. If at any time J.P. Morgan Securities Inc. does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the level of price of the components of each Asset Class on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the components of each Asset Class. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the components of the Asset Classes;

•	the time to maturity of the notes;

•	interest and yield rates in each of the Underlying Currencies’ and Reference Currency’s countries;

•	the exchange rate and the volatility of the exchange rate among each of the Underlying Currencies;

•	changes in correlation (the extent to which the Underlying Currency exchange rates increase or decrease to the same degree at the same time) between the Underlying Currency exchange rates;

•

suspension or disruption of market trading in any or all of the Underlying Currencies, the Reference Currency, the commodities that compose each Commodities Index, the stock markets of the securities that compose each Equity Index and the government bonds that compose each Bond Index;

•	economic, financial, political, regulatory or judicial events that affect the value of the Underlying Currencies or Reference Currency or the economies of the originating countries of such currencies;

•	the market price of the physical commodities upon which the futures contracts that compose each Commodities Index are based or the exchange-traded futures contracts on such commodities;

•	interest and yield rates in the markets of the securities composing each Equity Index;

•

economic, financial, political, regulatory, geographical, agricultural, meteorological, or judicial events that affect the stocks included in each Equity Index or stock markets generally, or the commodities underlying each Commodities Index or commodities markets generally, or the governments and the government bonds comprising each Bond Index and which may affect the Portfolio Return, on any Trading Day;

•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and the various currencies relevant to the Equity Indices;

•	the market price of the government bonds comprising each Bond Index; and

•	the creditworthiness of the governments issuing the government bonds comprising each Bond Index, including actual or anticipated downgrades in their credit ratings; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

You cannot predict the future performance of any of the Asset Classes based on their historical performance. All of the Asset Class Returns may be flat or negative, in which event you will only receive the principal amount of your notes at maturity unless the relevant terms supplement provides for a Minimum Return.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

J.P. Morgan Securities Inc. and other affiliates of ours trade the components underlying the Asset Classes and other financial instruments related to the Asset Classes and their component securities on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one or more of the Asset Classes or their underlying components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Asset Classes and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are included in one or more of the Equity Indices, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about companies the equity securities of which are included in one or more of the Equity Indices. Any prospective purchaser of notes should undertake an independent investigation of each company the equity securities of which are included in one or more of the Equity Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies the equity securities of which are included in the Equity Indices or future price movements of the equity securities underlying the Equity Indices.

In the course of our business, we or our affiliates may acquire non public information about the Commodities Indices and the futures contracts underlying the Commodities Indices and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about any Commodities Index or the relevant Designated Contracts (defined below). Any prospective purchaser of notes should undertake an independent investigation of each Commodities Index, the futures contracts underlying such Commodities Index and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

In the course of our business, we or our affiliates may acquire non public information about the Bond Indices, the government bonds underlying the Bond Index, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Bond Index and the government bonds underlying the Bond Index. Any prospective purchaser of notes should undertake an independent investigation of the Bond Index and the government bonds underlying the Bond Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of one or more of the Asset Classes or the underlying components of the Asset Class. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities composing a foreign Equity Index are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the Index closing levels of that foreign Equity Index, could affect the Index closing levels of that foreign Equity Index and, accordingly, if the Reference Portfolio includes a foreign Equity Index the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of notes should undertake an independent investigation of the Basket Currencies and Reference Currency, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Portfolio Return, the Additional Amount and (i) with respect to the Currency Basket, the Currency Basket Return, the Currency Basket Closing Level on any Currency Basket Valuation Date, and the Starting Spot Rate and the Ending Spot Rate with respect to each Underlying Currency. In addition, the calculation agent will determine whether any of the Underlying Currencies has been discontinued and whether there has been a material change in the method of calculating any of the Underlying Currencies, including the determination of the Spot Rate for an Underlying Currency if the Spot Rate is not available on the Spot Rate Reference Source, (ii) with respect to the Commodities Index, the Commodities Index Return, the Commodities Index Closing Level on any Commodities Index Valuation Date, and the Starting Commodities Index Level and the Ending Commodities Index Level. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Commodities Index, the amount payable to you in the event of a commodity hedging disruption event, the Option Value of your notes and the commodity hedging disruption date, if applicable, and whether there has been a material change in the method of calculation of the Commodities Index, (iii) with respect to the Equity Basket, the Equity Basket Return, the Equity Index Closing Level on any Equity Basket Valuation Date, and the Starting Equity Index Level and the Ending Equity Index Level. In addition, the calculation agent will determine whether a market disruption event has occurred or whether an Equity Index has been discontinued and whether there has been a material change in the method of calculating an Equity Index and (iv) with respect to the Bond Index, the Bond Index Return, the Bond Index Closing Level on any Bond Index Valuation Date, and the Starting Bond Index Level and the Ending Bond Index Level. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Bond Index, whether there has been a material change in the method of calculation of the Bond Index. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

JPMSI and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of each of the Asset Classes or the individual components included in such Asset Classes, and therefore the market value of the Notes.

JPMSI and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. JPMSI and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Notes. Any research, opinions or recommendations expressed by JPMSI or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the applicable Asset Classes and the individual components of the Asset Classes to which the Notes are linked.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining (i) with respect to the Commodities Basket, the level of a Commodities Index on any Commodities Basket Valuation Date and consequently the Commodities Basket Return and the amount that the Commodities Basket will contribute to the applicable Reference Portfolio, (ii) with respect to the Equity Basket, the level of an Equity Index on any Equity Basket Valuation Date and consequently the Equity Basket Return and the amount that the Equity Basket will contribute to the applicable Reference Portfolio and (iii) with respect to the Bond Basket, the level of a Bond Index on any Bond Basket Valuation Date and consequently the Bond Basket Return and the amount that the Bond Basket will contribute to the applicable Reference Portfolio and (iv) calculating the Additional Amount, if any, that we are required to pay you. Market disruptions might also prevent the calculation agent from properly valuing the closing level of a Basket Index or a Bond Index on an Initial Commodities Basket Averaging Date, an Initial Bond Averaging Date or an Initial Equity Basket Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more Valuation Date(s) or Initial Averaging Dates, if applicable, and the Maturity Date will be postponed and your return will be adversely affected.

In addition, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we have the right, but not the obligation, to adjust your payment at maturity. In making such adjustment, on the date on which we declare a commodity hedging disruption event (such date, a “commodity hedging disruption date”) the calculation agent will determine, in good faith and in a commercially reasonable manner, the forward price of the embedded option representing the Additional Amount payable on the notes at maturity (the “Option Value”). At maturity, we will pay you, instead of the amount specified under “Description of Notes — Payment at Maturity,” the amount described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event”, which will not be less than $1,000 for each $1,000 principal amount note. If a commodity hedging disruption event occurs and we decide to exercise our right to adjust your payment at maturity and in doing so determine the Option Value of your notes, such Option Value will be determined by the calculation agent on the commodity hedging disruption date in good faith and in a commercially reasonable manner; however, the amount due and payable per $1,000 principal amount note will be due and payable only at maturity. The amount you receive at maturity will not reflect any further appreciation or depreciation of any Reference Portfolio after the Option Value is determined on the commodity hedging disruption date. Furthermore you will not receive any amounts (related to the Option Value or otherwise) until maturity. Additionally, if a commodity hedging disruption event ceases to exist, the amounts determined on the commodity hedging disruption date will not be revised after such commodity hedging disruption date. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

Generally, unless otherwise provided in the relevant terms supplement, if the term of the notes is not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the “IRS”) with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 109-A-II and consult your tax adviser regarding your particular circumstances.

Generally, if the term of the notes is more than one year, the notes will be contingent payment debt instruments for U.S. federal income tax purposes.

Generally, unless otherwise provided in the relevant terms supplement, if the term of the notes is more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a “comparable yield,” even though we will not make any payments with respect to the notes until maturity. Interest included in income will increase your basis in the notes and the projected amount of stated interest, if any, will reduce your basis in the notes. Special rules will apply in the event that the payment at maturity becomes fixed more than six months prior to maturity. Generally, amounts received at maturity or upon an earlier sale or disposition in excess of your basis will be treated as additional interest income while any loss will generally be treated as an ordinary loss to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income) with the balance treated as capital loss, the deductibility of which may be subject to limitations. Losses may be subject to special reporting requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 109-A-II and consult your tax adviser regarding your particular circumstances.

State law limits the amount payable on the notes.

New York State law governs the indenture under which the notes will be issued. New York has certain usury laws that limit the amount of interest that may be charged and paid on loans, which includes debt securities such as the notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to instruments in which $2,500,000 or more has been invested.

While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We promise, for the benefit of the holders of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risk Factors Relating to the Currency Basket Component of a Reference Portfolio

In the following discussion, you should bear in mind that the relative effect of the risks described for this Asset Class will differ between each Reference Portfolio depending on the weighting of this Asset Class within the particular Reference Portfolio.

The Ending Currency Basket Level may be less than the value of the Currency Basket relative to the Reference Currency at other times during the term of the notes.

Because the Ending Currency Basket Level will equal the Currency Basket Closing Level on one or more Currency Basket Valuation Date(s) during the term of the notes, the value of the Currency Basket at the maturity date or at various other times during the term of the notes could be higher than the Ending Currency Basket Level. This difference could be particularly large if there is a significant increase in the value of the Currency Basket before or after the Currency Basket Valuation Date(s), or if there is a significant decrease in the value of the Currency Basket around the time of the Currency Basket Valuation Date(s) or if there is significant volatility in the Currency Basket level during the term of the notes (especially on dates near the Currency Basket Valuation Date(s)). For example, when the Currency Basket Valuation Date of the notes is near the end of the term of the notes, then if the Underlying Currencies steadily increase in value relative to the Reference Currency during the initial term of the notes and then steadily decrease back to the Starting Currency Basket Level, the Ending Currency

Basket Level may be significantly less than if it were calculated on a date earlier than the Currency Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in some or all of the Underlying Currencies or contracts related to some or all of the Underlying Currencies for which there is an active secondary market.

On the other hand, for notes with periodic Currency Basket Valuation Dates during the term of the notes the difference between the Currency Basket at maturity or at other times during the term of the notes could be particularly large, as compared to the level on each Currency Basket Valuation Date if there is a significant increase in the Currency Basket level during the latter portion of the term of the notes or there is significant volatility in the closing levels of the Currency Basket during the term of the notes.

For example, if notes have periodic Currency Basket Valuation Dates during the term of the notes and the Currency Basket level initially declines or remains relatively constant and then significantly increases above the Starting Currency Basket Level in the time after the pricing date and prior to maturity, the Ending Currency Basket Level will be significantly lower than the actual level of the Currency Basket at maturity. This is because the Ending Currency Basket Level will be based on the Currency Basket Closing Level on each of the periodic Currency Basket Valuation Dates. Similarly, if the Currency Basket Closing Level steadily increases during the term of the notes and then steadily decreases back to its starting level by maturity, the Ending Currency Basket Level will be significantly less than the Currency Basket level at its peak. A high Currency Basket Closing Level on one or more Currency Basket Valuation Dates including the final Currency Basket Valuation Date, may be substantially or entirely offset by a low level on one or more other Currency Basket Valuation Dates.

Similarly, if the notes have only one Currency Basket Valuation Date towards the end of the term, and the Currency Basket level increases during the first part of the term and then decreases back to the Starting Currency Basket Level by maturity, the Ending Currency Basket Level will be significantly less than the Currency Basket level at its peak.

Under either of these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in some or all of the Underlying Currencies, a combination of the Underlying Currencies or contracts relating to some or all of the Underlying Currencies for which there is an active secondary market.

The Underlying Currencies may not be equally weighted.

Unless otherwise specified in the relevant terms supplement, the notes will be linked through the Reference Portfolios to a weighted Currency Basket of currencies, each of which may have a different weight in determining the value of the Currency Basket, depending on the Underlying Currency weights specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Currency Basket will consist of four Underlying Currencies, with the applicable Underlying Currency weights being 40%, 30%, 20% and 10%, respectively. One consequence of such an unequal weighting of the Underlying Currencies is that the same percentage change in two of the Underlying Currencies may have different effects on the Currency Basket Closing Level. For example, if the Underlying Currency weight for Underlying Currency A is greater than the Underlying Currency weight for Underlying Currency B, a 5% decrease in Underlying Currency A will have a greater effect on the Currency Basket Closing Level than a 5% decrease in Underlying Currency B.

The Currency Basket may consist of only one Underlying Currency.

In certain cases, only one Underlying Currency may compose the entire Currency Basket. If there is only one Underlying Currency, that Underlying Currency will be weighted as 100% of the Currency Basket. In these cases, the Ending Currency Basket Level will be determined with respect to the value of that single Underlying Currency as compared to the U.S. Dollar, unless otherwise specified in the relevant terms supplement.

Changes in the Spot Rates for the Underlying Currencies may offset each other.

Movements in the Spot Rates for the Underlying Currencies may not correlate with each other. At a time when the Spot Rates for some of the Underlying Currencies increase, the Spot Rates for other

Underlying Currencies may not increase as much or may even decline. Therefore, in calculating the Ending Currency Basket Level, increases in the Spot Rates for some of the Underlying Currencies may be moderated, or more than offset, by lesser increases or decreases in the Spot Rates for the other Underlying Currencies. For example, in an equally weighted basket of four currencies with a single Observation Date near the end of the term of the notes, a 10% appreciation of each of the Spot Rates for two of the currencies from the pricing date to the Observation Date would be completely offset by a 10% decline of each of the Spot Rates for the remaining currencies from the pricing date to the Observation Date.

You can review a graph of the historical values of the Spot Rates for each of the Underlying Currencies in the relevant terms supplement under the caption “Historical Information.” You cannot predict the future performance of any of the Underlying Currencies or of the Currency Basket as a whole, or whether an increase in the value of one or more of the Underlying Currencies against the Reference Currency will be offset by a decrease in the value of any of the other Underlying Currencies against the Reference Currency, based on their historical performance. In addition, there can be no assurance that the Ending Currency Basket Level will be higher than the Starting Currency Basket Level.

The value of the Currency Basket is related to changes in the value of each of the Underlying Currencies relative to the Reference Currency.

The value of any currency, including any Underlying Currency and the Reference Currency, may be affected by complex political and economic factors. The value of each Underlying Currency is at any moment a result of the supply and demand for such Underlying Currency as measured against the Reference Currency, and changes in the relative value of the currencies will result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the originating country (or countries) of each Underlying Currency and the Reference Currency, including economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in such countries, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of such countries, and other countries important to international trade and finance.

Each Reference Portfolio and the notes are subject to currency exchange risk.

Foreign currency exchange rates vary overtime, and may vary considerably during the term of the notes. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the originating countries of the Underlying Currencies and the Reference Currency and economic and political developments in other countries important to international trade and commerce.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the originating countries of the Underlying Currencies and the Reference Currency and between each country and its major trading partners; and

•	the extent of governmental surplus or deficit in the originating countries of the Underlying Currencies and the Reference Currency.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the originating countries of the Underlying Currencies and the Reference Currency and other countries important to international trade and finance.

The liquidity, trading value and amounts payable under the notes could be affected by the actions of the governments of the originating countries of the Underlying Currencies and the Reference Currency.

Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to other currencies. However, governments do not always allow their currencies to float freely in response to economic forces.

Governments use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. Unless such an event constitutes a market disruption event or a Succession Event, there will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the Underlying Currencies, the Reference Currency or any other currency. See “General Terms of Notes—Market Disruption Events” and “General Terms of Notes—Succession Events.”

Even though the Underlying Currencies and the Reference Currency are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

The interbank market for the Underlying Currencies and the Reference Currency is a global, around-the-clock market, and each Underlying Currency and the Reference Currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the Underlying Currencies and the Reference Currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets and, thus, in the Currency Basket level, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the Underlying Currencies may affect the value of the Reference Portfolios and the notes.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the Currency Basket Return. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the Underlying Currencies or the Reference Currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Underlying Currencies and the Reference Currency and must be prepared to make special efforts to obtain that information on a timely basis.

The Currency Basket is not a recognized market index and may not accurately reflect global market performance.

The Currency Basket is not a recognized market index. The Currency Basket was created solely for purposes of the offering of the notes and will be calculated solely during the term of the notes. The value of the Currency Basket and, therefore, the Currency Basket performance amount, however, will not be published during the term of the notes. The Currency Basket does not reflect the performance of all major securities or currency markets, and may not reflect actual global market performance.

Changes in interest rate levels are expected to affect the trading value of the notes.

We expect that changes in interest rates will affect the trading value of the notes. In general, if interest rates of the originating country of the Reference Currency increase, we expect that the trading value of the notes will decrease and, conversely, if interest rates of the originating country of the Reference Currency decrease, we expect that the trading value of the notes will increase. If interest rates increase or decrease in markets based on any Underlying Currency, the trading value of the notes may be adversely affected. Interest rates may also affect the economies of the countries issuing the Underlying Currencies or the Reference Currency and, in turn, the exchange rates and therefore the value of the Currency Basket relative to the Reference Currency. Prior to maturity, the effects of the fluctuations of interest rates of the country issuing the Reference Currency and the interest rates of the countries issuing the Underlying Currencies may either offset or magnify each other.

Suspensions or disruptions of market trading in the currency markets and related futures may adversely affect the Additional Amount at maturity and/or the market value of the notes.

The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur in a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the Underlying Currencies and the Reference Currency, the Spot Rates for the Underlying Currencies and the Currency Basket and, therefore, the Additional Amount at maturity, if any, and/or the market value of the notes.

You have no recourse to the Spot Rate Reference Source.

You will have no rights against the Spot Rate Reference Source that publishes the value of the Underlying Currency Spot Rates. The notes are not sponsored, endorsed, sold or promoted by the Spot Rate Reference Source. The Spot Rate Reference Source makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular.

One or more of the Underlying Currencies and/or the Reference Currency may be replaced by other currencies following a Succession Event.

If an Underlying Currency or the Reference Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is an Underlying Currency or the Reference Currency (the “Relevant Country”) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event (each such event, a “Succession Event”), such Underlying Currency or the Reference Currency will be replaced with another currency (a “Successor Currency”). In the event of any such Succession Event, you will become subject to the performance of the Successor Currency relative to the Reference Currency or the performance of the Underlying Currencies relative to the Successor Currency, as applicable. In addition, if the Currency Basket includes more than one Underlying Currency, if an Underlying Currency is replaced with a Successor Currency that is the same as another Underlying Currency, the weight of such Underlying Currency in the Currency Basket will be effectively increased. You should read “General Terms of Notes — Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a Succession Event and the consequent adjustments may materially and adversely affect the value of the notes.

Currency market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining the applicable Spot Rates on a Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, and consequently, determining the Underlying Currency Return, the Ending Currency Basket Level, the Currency Basket Return, or the amount that we will pay you at maturity. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Deliverability Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of Notes — Market Disruption Events” for further information on what constitutes a market disruption event. If the calculation agent, in its sole discretion, determines that any of these events (other than a Price Source Disruption Event) prevents us or any of our affiliates from properly hedging our obligations under the notes or if a Price Source Disruption Event has occurred, it is possible that a Currency Basket Valuation Date and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Currency Basket Valuation Date is postponed to the last possible day and the Spot Rate for a Underlying Currency is not available on that day because of a market disruption event or if such day is not a currency business day, the calculation agent will nevertheless determine the Spot Rate for such Underlying Currency in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant. See “Description of Notes — Postponement of Currency Basket Valuation Dates or Initial Currency Basket Averaging Dates.”

Risk Factors Relating to the Commodities Basket Component of a Reference Portfolio

In the following discussion, you should bear in mind that the relative effect of the risks described for this Asset Class will differ between each Reference Portfolio depending on the weighting of this Asset Class within the particular Reference Portfolio.

You will not have rights in the exchange traded futures contracts on the commodities underlying any Commodities Index.

As an owner of the notes, you will not have rights that holders of exchange traded futures contracts on the commodities underlying the Commodities Index may have.

Owning the notes is not the same as owning the futures contracts that compose a Commodities Index, or certain other commodity related contracts directly.

The return on your notes will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts that compose a Commodities Index are based, or exchange traded or over the counter instruments based on a Commodities Index. You will not have any rights that holders of such assets or instruments have.

The Commodities Indices may not be equally weighted.

Unless otherwise specified in the relevant terms supplement, the notes will be linked through the Reference Portfolios to a weighted Commodities Basket, which will be composed of one or more of the Commodities Indices, each of which may have a different weight in determining the Commodities Basket Closing Level, depending on the weights specified in the relevant terms supplement. For example, if the Commodities Basket is comprised of three Commodities Indices, the relevant terms supplement may specify that the weights for the three Commodities Indices are 50%, 30% and 20%, respectively. One consequence of such an unequal weighting of the Commodities Indices is that the same percentage change in two of the Commodities Indices may have different effects on the Commodities Basket Closing Level. For example, if the Commodities Index weight for Commodities Index A is greater than the Commodities Index weight for Commodities Index B, a 5% decrease in Commodities Index A will have a greater effect on the Commodities Basket Closing Level than a 5% decrease in Commodities Index B.

The Commodities Basket may consist of only one Commodities Index.

In certain cases, only one Commodities Index may compose the entire Commodities Basket. If there is only one Commodities Index, that Commodities Index will be weighted as 100% of the Commodities Basket. In these cases, the Ending Commodities Basket Level will be determined with respect to the closing level of that single Commodities Index.

The Ending Commodities Basket Level may be less than the Commodities Basket level at other times during the term of the notes.

Because the Ending Commodities Basket Level is calculated based on the Commodities Basket Closing Level on one or more Commodities Basket Valuation Dates during the term of the notes, the level of the Commodities Basket at various other times during the term of the notes could be higher than the Ending Commodities Basket Level. This difference could be particularly large if there is a significant increase in the level of the Commodities Basket before and/or after the Commodities Basket Valuation

Date(s) or if there is a significant decrease in the level of the Commodities Basket around the time of the Commodities Basket Valuation Date(s) or if there is significant volatility in the Commodities Basket level during the term of the notes (especially on dates near the Commodities Basket Valuation Date(s)). For example, when the Commodities Basket Valuation Date of the notes is near the end of the term of the notes, then if the level of the Commodities Basket increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Commodities Basket Level, the Ending Commodities Basket Level may be significantly less than if it were calculated on a date earlier than the Commodities Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the futures contracts underlying one or more Commodities Indices or the commodities underlying one or more Commodities Indices.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of a Commodities Index and, therefore, the value of your notes.

If the Commodities Basket includes the Dow Jones – AIG Commodity IndexSM, index calculation disruption events may require an adjustment to the calculation of the Dow Jones – AIG Commodity IndexSM.

At any time during the term of the notes, the daily calculation of the Dow Jones – AIG Commodity IndexSM may be adjusted in the event that AIG Financial Products (“AIG-FP”) determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of the Dow Jones – AIG Commodity IndexSM on that day; the settlement price of any futures contract used in the calculation of the Dow Jones – AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones – AIG Commodity IndexSM; or, with respect to any futures contract used in the calculation of the Dow Jones – AIG Commodity IndexSM that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such Commodities Index calculation disruption event may have an adverse impact on the value of the Commodities Index or the manner in which it is calculated. See “Dow Jones - AIG Commodity IndexSM Calculation Disruption Events.”

If the Commodities Basket includes the Dow Jones – AIG Commodity IndexSM, AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.

A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Dow Jones – AIG Commodity IndexSM. See “The Dow Jones – AIG Commodity IndexSM — Designated Contracts for Each Commodity.” Data concerning this Designated Contract will be used to calculate the Dow Jones – AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Dow Jones – AIG Commodity IndexSM Oversight Committee to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the Dow Jones – AIG Commodity IndexSM.

Regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the value of your notes.

Futures contracts markets, including those on which Commodities Indices are based, are subject to extensive statutes, regulations and margin requirements. The Commodities Futures Trading Commission and the commodities exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, some exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market price of the futures contracts. The regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets. The effect of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of note holders.

The commodity futures contracts underlying a Commodities Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to an early determination of the Option Value of your notes, which will impact your payment at maturity.

Futures contracts and options on futures contracts markets, including those future contracts related to Index Commodities, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

For example, the United States House of Representatives and the United States Senate have considered legislation intended to decrease speculation and increase transparency in the commodities markets. If enacted such legislation may, among other things, require the CFTC to adopt rules that would subject us to position limits on positions in commodity futures contracts.

In addition, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, declare a commodity hedging disruption event and adjust your payment at maturity. In making such adjustment we will determine the Option Value of your notes on the commodity hedging disruption date in good faith and in a commercially reasonable manner, however, all amounts payable per $1,000 principal amount note will be due and payable only at maturity. At maturity, we will pay you, instead of the amount specified under “Description of Notes — Payment at Maturity,” an amount described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event”, which will not be less than $1,000 for each $1,000 principal amount note. If a commodity hedging disruption event occurs and we decide to exercise our right to determine the Option Value of your notes on the commodity hedging disruption date, the amount due and payable on your notes will be due and payable only at maturity. The amount you receive at maturity will not reflect any further appreciation or depreciation of any Reference Portfolio after the commodity hedging disruption date. Furthermore, you will not receive any amounts (related to the Option Value or otherwise) until maturity. Additionally, if a commodity hedging disruption event ceases to exist, the amounts determined on the commodity hedging disruption date will not be revised after such commodity hedging disruption date. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Commodity prices may change unpredictably, affecting the Commodities Indices levels and the value of your notes in unforeseeable ways.

Trading in futures contracts associated with the commodities underlying the Commodities Indices (the “Index Commodities”) is speculative and can be extremely volatile. A decrease in the price of any of the commodities upon which the futures contracts that compose such Commodities Indices are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies; agriculture; trade; disease; and technological developments. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Commodities Indices are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Commodities Indices. It is not possible to predict the aggregate effect of all or any combination of these factors.

The notes are not regulated by the Commodity Futures Trading Commission.

The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non–U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non–U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Historical performance of a Commodities Index should not be taken as an indication of the future performance of such Commodities Index during the term of the notes.

The actual performance of a Commodities Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Commodities Index. As a result, it is impossible to predict whether the level of a Commodities Index will rise or fall.

If the Commodities Basket includes the Dow Jones – AIG Commodity IndexSM , the notes are indexed to the Dow Jones – AIG Commodity IndexSM, not the Dow Jones – AIG Commodity Index Total ReturnSM.

The notes may be linked to the Dow Jones – AIG Commodity IndexSM, which, as discussed below, reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities constituting the Dow Jones – AIG Commodity IndexSM. In contrast, the Dow Jones – AIG Commodity Index Total ReturnSM is a total return Commodities Index which, in addition to reflecting such returns, also reflects interest that could be earned on cash collateral invested in 3-

month U.S. Treasury bills. If the notes are linked to the Dow Jones – AIG Commodity IndexSM, the return on the notes will not include the total return feature of the Dow Jones – AIG Commodity Index Total ReturnSM.

If the Commodities Basket includes the Dow Jones – AIG Commodity IndexSM, risks associated with the Dow Jones – AIG Commodity IndexSM may adversely affect the market price of the notes.

If the notes are linked to the Dow Jones – AIG Commodity IndexSM which reflects the return on exchange-traded futures contracts on nineteen different physical commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Dow Jones – AIG Commodity IndexSM will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Dow Jones – AIG Commodity IndexSM. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Dow Jones – AIG Commodity IndexSM for the following year. However, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Dow Jones – AIG Commodity IndexSM are determined each year in June and announced in July or August by AIG-FP under the supervision of the Dow Jones – AIG Commodity IndexSM Oversight Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Dow Jones – AIG Commodity IndexSM and has no obligation to take the needs of any parties to transactions involving the Dow Jones – AIG Commodity IndexSM into consideration when reweighting or making any other changes to the Dow Jones – AIG Commodity IndexSM. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones – AIG Commodity IndexSM — Diversification Rules,” the Index Commodities underlying the exchange-traded futures contracts included in the Dow Jones – AIG Commodity IndexSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

A Commodities Index will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

Because a Commodities Index is made up of futures contracts, there will be a cost to “rolling” the contracts forward as such Commodities Index sells the current contracts and then add the next month’s contracts. As the underlying commodities tend to have positively sloping forward curves, commonly known as “contango”, such Commodities Index Return experiences a negative drag when the Commodities Index sells cheaper contracts, and purchases more expensive contracts. As a result, we expect such Commodities Index will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

Some of the commodities underlying a Commodities Index will be subject to pronounced risks of pricing volatility.

As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity.

The Commodities Indices may include contracts that are not traded on regulated futures exchanges.

The Commodities Indices were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). As described below, however, the Commodities Indices may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Commodities Indices may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Trading and other transactions by us or our affiliates in the commodities underlying the Commodities Indices, futures, options, exchange-traded funds or other derivative products on commodities underlying the Commodities Indices or the Commodities Indices may impair the market value of the notes.

As described below under “Use of Proceeds,” we or our affiliates may hedge our obligations under the notes by purchasing commodities underlying the Commodities Indices, futures, or options on commodities underling the Commodities Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of commodities underlying the Commodities Indices or the Commodities Indices, and we may adjust these hedges by, among other things, purchasing or selling commodities underlying the Commodities Indices, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities or other hedging and investment activities of ours may adversely affect the market price of commodities underlying the Commodities Indices and the level of the Commodities Indices and, therefore, the market value of the notes. It is possible that we and our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

We and our affiliates have no affiliation with the Dow Jones – AIG Commodity IndexSM Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Dow Jones – AIG Commodity IndexSM Index Sponsor in any way (except for licensing arrangements discussed below) and have no ability to control the Dow Jones – AIG Commodity IndexSM Index Sponsor, including any errors in or discontinuation of disclosure regarding the Dow Jones – AIG Commodity IndexSM Index Sponsor’s methods or policies relating to the calculation of the Dow Jones – AIG Commodity IndexSM. The Dow Jones – AIG Commodity IndexSM Index Sponsor is under no obligation to continue to calculate the Dow Jones – AIG Commodity IndexSM and is not required to calculate any successor index. If the Dow Jones – AIG Commodity IndexSM Index Sponsor discontinues or suspends the calculation of the Dow Jones – AIG Commodity IndexSM, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion.

Higher future prices of the commodity futures contracts constituting a Commodities Index relative to their current prices may decrease the amount payable at maturity.

Commodities Indices are composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose a Commodities Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many commodities futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain commodities, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango in the commodity markets could result in negative “roll yields,” which could adversely affect the level of a Commodities Index and, therefore, the value of your notes. If there is an absence of backwardation, we expect a Commodities Index will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

If the Commodities Basket includes the Dow Jones – AIG Commodity IndexSM, changes that affect the calculation of the Dow Jones – AIG Commodity IndexSM will affect the market value of the notes and the amount you may receive at maturity.

The policies of Dow Jones and AIG-FP concerning the methodology and calculation of the Dow Jones – AIG Commodity IndexSM, additions, deletions or substitutions of the Index Commodities or exchange-traded futures contracts on the Index Commodities could affect the Dow Jones – AIG Commodity IndexSM and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and AIG-FP, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Dow Jones – AIG Commodity IndexSM, or if Dow Jones and AIG-FP discontinue or suspend calculation or publication of the Dow Jones – AIG Commodity IndexSM, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Commodities Index Closing Level for the Dow Jones – AIG Commodity IndexSM is not available on any relevant Commodities Trading Day, or the Commodities Index Closing Level for the Dow Jones – AIG Commodity IndexSM is not available because of a market disruption event or for any other reason, the calculation agent — which will be JPMSI, an affiliate of ours — will make a good faith estimate in its sole discretion of the Dow Jones – AIG Commodity IndexSM level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the market disruption event is due to the fact that the publication of the Dow Jones – AIG Commodity IndexSM is discontinued and that there is no successor index on the date when the Dow Jones – AIG Commodity IndexSM level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Commodities Index Closing Level for the Dow Jones – AIG Commodity IndexSM by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Dow Jones – AIG Commodity IndexSM. For more information, see the section below called “General Terms of Notes – Discontinuation of a Basket Index; Alteration of Method of Calculation.”

The sponsor of a Basket Index (the “Index Sponsor”) may adjust such Basket Index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

The Index Sponsor is responsible for calculating and maintaining such Basket Index. Such Index Sponsor can add, delete or substitute the equity securities or future contracts, as applicable, underlying such Basket Index or make other methodological changes that could change the level of such Basket Index. You should realize that the changing of equity securities or future contracts, as applicable, included in such Basket Index may affect such Basket Index, as a newly added equity security or future contract, as applicable, may perform significantly better or worse than the equity security or future contracts, as applicable, it replaces. Additionally, such Index Sponsor may alter, discontinue or suspend calculation or dissemination of such Basket Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor of a Basket Index has no obligation to consider your interests in calculating or revising such Basket Index. See the relevant index description section below or any related underlying supplement for additional information.

Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones – AIG Commodity IndexSM and the underlying commodities may affect the value of the Dow Jones – AIG Commodity IndexSM.

AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the Index Commodities. AIG-FP and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Dow Jones – AIG Commodity IndexSM, the futures contracts underlying the Dow Jones – AIG Commodity IndexSM or the Index Commodities. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Dow Jones – AIG Commodity IndexSM and related indices, and Dow Jones and AIG-FP and certain of their affiliates may license the Commodities Index for publication or for use by unaffiliated third parties.

These activities could present conflicts of interest and could affect the value of the Dow Jones – AIG Commodity IndexSM. For instance, a market maker in a financial instrument linked to the performance of the Dow Jones – AIG Commodity IndexSM may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Dow Jones – AIG Commodity IndexSM components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Dow Jones – AIG Commodity IndexSM, which in turn may affect the value of the Dow Jones – AIG Commodity IndexSM. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

We and our affiliates have no affiliation with AIG-FP and Dow Jones and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with AIG-FP or Dow Jones in any way (except for licensing arrangements discussed below) and have no ability to control AIG-FP or Dow Jones, including any errors in or discontinuation of disclosure regarding AIG-FP’s methods or policies relating to the calculation of the Dow Jones – AIG Commodity IndexSM. AIG-FP is under no obligation to continue to calculate the Dow Jones – AIG Commodity IndexSM and is not required to calculate any successor index. If AIG-FP discontinues or suspends the calculation of the Dow Jones – AIG Commodity IndexSM, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Dow Jones – AIG Commodity IndexSM exists, the amount in each Reference Portfolio attributable to the Dow Jones – AIG Commodity IndexSM will be determined by the calculation agent in its sole discretion.

Risk Factors Relating to the Equity Basket Component of a Reference Portfolio

In the following discussion, you should bear in mind that the relative effect of the risks described for this Asset Class will differ between each Reference Portfolio depending on the weighting of this Asset Class within the particular Reference Portfolio.

The Equity Indices may not be equally weighted.

Unless otherwise specified in the relevant terms supplement, the notes will be linked through the Reference Portfolios to a weighted Equity Basket, which will be composed of one or more Equity Indices, each of which may have a different weight in determining the Equity Basket Closing Level, depending on the weights specified in the relevant terms supplement. For example, if the Equity Basket is comprised of three Equity Indices, the relevant terms supplement may specify that the weights for the three Equity Indices are 50%, 30% and 20%, respectively. One consequence of such an unequal weighting of the Equity Indices is that the same percentage change in two of the Equity Indices may have different effects on the Equity Basket Closing Level. For example, if the Equity Index weight for Equity Index A is greater than the Equity Index weight for Equity Index B, a 5% decrease in Equity Index A will have a greater effect on the Equity Basket Closing Level than a 5% decrease in Equity Index B.

The Equity Basket may consist of only one Equity Index.

In certain cases, only one Equity Index may compose the entire Equity Basket. If there is only one Equity Index, that Equity Index will be weighted as 100% of the Equity Basket. In these cases, the Ending Equity Basket Level will be determined with respect to the closing level of that single Equity Index.

The Ending Equity Basket Level may be less than the Equity Basket level at other times during the term of the notes.

Because the Ending Equity Basket Level is calculated based on the Equity Basket Closing Level on one or more Equity Basket Valuation Dates during the term of the notes, the level of the Equity Basket at various other times during the term of the notes could be higher than the Ending Equity Basket Level. This difference could be particularly large if there is a significant increase in the level of the Equity Basket before and/or after the Equity Basket Valuation Date(s) or if there is a significant decrease in the level of the Equity Basket around the time of the Equity Basket Valuation Date(s) or if there is significant volatility in the Equity Basket level during the term of the notes (especially on dates near the Equity Basket Valuation Date(s)). For example, when the Equity Basket Valuation Date of the notes is near the end of the term of the notes, then if the level of the Equity Basket increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Equity Basket Level, the Ending Equity Basket Level may be significantly less than if it were calculated on a date earlier than the Equity Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the equity securities underlying one or more Equity Indices.

Your return on the notes will not reflect dividends on the common stocks of the companies included in any of the Equity Indices.

Your return on the notes will not reflect the return you would realize if you actually owned the common stocks of the companies included in any of the Equity Indices and received the dividends paid on those stocks.

Owning the notes is not the same as owning securities of which such Equity Index is comprised.

The return on your notes will not reflect the return you would realize if you actually purchased securities of which an Equity Index is comprised. You will not have any rights that holders of such instruments have.

The amount payable on the notes at maturity will not be adjusted for changes in exchange rates that affect the MSCI EAFE® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index.

Although the stocks composing the MSCI EAFE® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index are traded in currencies other than U.S. dollars, and the notes, which may be linked to one or more of these indices, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and any of the currencies in which the stocks composing the MSCI EAFE® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return on your notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of notes — Payment at Maturity.”

If the Equity Basket includes the MSCI EAFE® Index, the notes will be subject to currency exchange risk.

Because the prices of the equity securities composing the MSCI country indices (the “Component Securities”) that make up the MSCI EAFE® Index (the “Component Country Indices”) are converted into U.S. dollars for the purposes of calculating the value of the Component Country Indices and the MSCI EAFE® Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE® Index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE® Index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance. See also “The MSCI EAFE® Index — MSCI EAFE® Index is Subject to Currency Exchange Risk.”

If the Equity Basket includes the MSCI EAFE® Index, changes in the volatility of exchange rates, and the correlation between those rates and the levels of the MSCI EAFE® Index are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a Component Security is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a Component Security is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which a Component Security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated refer to the size and frequency of that exchange rate.

Because the MSCI EAFE® Index is calculated, in part, by converting the closing prices of the Component Securities into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated could affect the market value of the notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated and the level of the MSCI EAFE® Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the MSCI EAFE® Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the Component Securities are denominated and the percentage changes in the level of the MSCI EAFE® Index could affect the value of the notes.

If the Basket includes the Russell 2000® Index, an investment in the notes is subject to risks associated with small capitalization stocks.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

The sponsor of a Basket Index (the “Index Sponsor”) may adjust such Basket Index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

The Index Sponsor is responsible for calculating and maintaining such Basket Index. Such Index Sponsor can add, delete or substitute the equity securities or future contracts, as applicable, underlying such Basket Index or make other methodological changes that could change the level of such Basket Index. You should realize that the changing of equity securities or future contracts, as applicable, included in such Basket Index may affect such Basket Index, as a newly added equity security or future contract, as applicable, may perform significantly better or worse than the equity security or future contracts, as applicable, it replaces. Additionally, such Index Sponsor may alter, discontinue or suspend calculation or dissemination of such Basket Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor of a Basket Index has no obligation to consider your interests in calculating or revising such Basket Index. See the relevant index description section below or any related underlying supplement for additional information.

We are currently one of the companies that make up the S&P 500® Index, but, to our knowledge, we are not currently affiliated with any other company the equity securities of which are included in the S&P 500® Index.

We are currently one of the companies that make up the S&P 500® Index. To our knowledge, we are not currently affiliated with any other issuers the equity securities of which are included in the S&P 500® Index. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the S&P 500® Index or your notes. None of the money you pay us will go to the Equity Index Sponsor for the S&P 500® Index or any of the other issuers of the equity securities included in the S&P 500® Index and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

We are not affiliated with any company included in any of the Equity Indices, unless otherwise specified in the relevant terms supplement or in any relevant underlying supplement.

Unless otherwise specified in the relevant terms supplement or in any relevant underlying supplement, we are not affiliated with any of the companies whose stock is included in any of the Equity Indices to which the notes are linked, unless the S&P 500® Index is included as one of the Equity Indices to which your note is linked. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying any Equity Index or your notes. None of the money you pay us will go to the sponsor of any of the indices to which the notes are linked and none of the Equity Index sponsors will be involved in the offering of the notes in any way. The Equity Index sponsors will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your note.

If the market value of the equity securities composing an Equity Index changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning each equity security composing an Equity Index to which your notes are linked. Accordingly, changes in the market value of each equity security composing such Equity Index may not result in a comparable change in the market value of the notes.

Historical performance of an Equity Index should not be taken as an indication of the future performance of such Equity Index during the term of the notes.

The actual performance of an Equity Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Equity Index. As a result, it is impossible to predict whether the level of an Equity Index will rise or fall.

We and our affiliates have no affiliation with the Equity Index sponsors and are not responsible for their public disclosure of information, unless otherwise stated in the relevant terms supplement or in any relevant underlying supplement.

Unless otherwise stated in the relevant terms supplement or in any relevant underlying supplement, we and our affiliates are not affiliated with the sponsors of any Equity Index to which your notes are linked and have no ability to control the Equity Index sponsors, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Indices. The Equity Index sponsors are under no obligation to continue to calculate any such Indices and are not required to calculate any successor index. If an Equity Index sponsor discontinues or suspends the calculation of its Equity Index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to such Equity Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion.

An investment in the notes may be subject to risks associated with non-U.S. securities markets.

The underlying stocks that constitute the foreign equity indices such as the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index and the MSCI EAFE® Index have been issued by non-U.S. companies.

Investments in instruments linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for the notes if the Reference Portfolio includes the MSCI EAFE® Index composed of securities traded in one or more emerging market countries.

Some or all of these factors may influence the Index closing levels of the MSCI EAFE® Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of an Equity Index based on its historical performance. The levels of the MSCI EAFE® Index may increase or decrease such that you may not receive any return on your investment.

Risk Factors Relating to the Bond Index Component of a Reference Portfolio

In the following discussion, you should bear in mind that the relative effect of the risks described for this Asset Class will differ between each Reference Portfolio depending on the weighting of this Asset Class within the particular Reference Portfolio.

Owning the notes is not the same as owning the Bond Index or the government bonds included in the Bond Index.

The return on your notes will not reflect the return you would realize if you actually purchased shares of the Bond Index or the government bonds included in the Bond Index. You will not have any rights that holders of such instruments have.

The Bond Indices may not be equally weighted.

Unless otherwise specified in the relevant terms supplement, the notes will be linked through the Reference Portfolios to a weighted Bond Basket, which will be composed of one or more of the bond Indices, each of which may have a different weight in determining the bond Basket Closing Level, depending on the weights specified in the relevant terms supplement. For example, if the Bond Basket is comprised of three Bond Indices, the relevant terms supplement may specify that the weights for the three Bond Indices are 50%, 30% and 20%, respectively. One consequence of such an unequal weighting of the Bond Indices is that the same percentage change in two of the Bond Indices may have different effects on the Bond Basket Closing Level. For example, if the Bond Index weight for Bond Index A is greater than the Bond Index weight for Bond Index B, a 5% decrease in Bond Index A will have a greater effect on the Bond Basket Closing Level than a 5% decrease in Bond Index B.

The Bond Basket may consist of only one Bond Index.

In certain cases, only one Bond Index may compose the entire Bond Basket. If there is only one Bond Index, that Bond Index will be weighted as 100% of the Bond Basket. In these cases, the Ending Bond Basket Level will be determined with respect to the closing level of that single Bond Index.

The Ending Bond Basket Level may be less than the Bond Basket level at other times during the term of the notes.

Because the Ending Bond Basket Level is calculated based on the Bond Basket Closing Level on one or more Bond Basket Valuation Dates during the term of the notes, the level of the Bond Basket at various other times during the term of the notes could be higher than the Ending Bond Basket Level. This difference could be particularly large if there is a significant increase in the level of the Bond Basket before and/or after the Bond Basket Valuation Date(s) or if there is a significant decrease in the level of the Bond Basket around the time of the Bond Basket Valuation Date(s) or if there is significant volatility in the Bond Basket level during the term of the notes (especially on dates near the Bond Basket Valuation Date(s)). For example, when the Bond Basket Valuation Date of the notes is near the end of the term of the notes, then if the level of the Bond Basket increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Bond Basket Level, the Ending Bond Basket Level may be significantly less than if it were calculated on a date earlier than the Bond Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the government bonds underlying one or more Bond Indices.

The sponsor of a Bond Index (the “Bond Index Sponsor”) may adjust such Bond Index in a way that affects its level, and a Bond Index sponsor has no obligation to consider your interests.

The sponsor of a Bond Index is responsible for calculating and maintaining such Bond Index. The Bond Index Sponsor may add, delete or substitute the government bonds or governments underlying such Bond Index or make other methodological changes that could change the level of such Bond Index. You should realize that the changing of countries included in a Bond Index may affect its level because a newly added country may perform significantly better or worse than the country it replaces. Additionally, the Bond Index sponsor may alter, discontinue or suspend calculation or dissemination of the Bond Index. Any of these actions could adversely affect the value of the notes. The Bond Index sponsor has no obligation to consider your interests in calculating or revising the Bond Index.

We are affiliated with the Bond Index sponsor of the JPMorgan Government Bond Indices.

The Bond Index sponsor of the JPMorgan Government Bond Indices is JPMSI, which is an affiliate of ours. Nevertheless, we will not control the actions of such Bond Index sponsor, including actions that could affect the value of the JPMorgan Global Bond Indices or your notes. A Bond Index sponsor will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your note.

If the market value of a Bond Index changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning a Bond Index to which your notes are linked. Accordingly, changes in the market value of a Bond Index may not result in a comparable change in the market value of the Reference Portfolios or the notes.

Historical performance of a Bond Index should not be taken as an indication of the future performance of such Bond Index during the term of the notes.

The actual performance of a Bond Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Bond Index. As a result, it is impossible to predict whether the level of a Bond Index will rise or fall.

An investment in the notes may be subject to risks associated with non-U.S. investments.

The bonds that constitute the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars have been issued by 13 countries. Investments in the notes which are linked to the value of such countries involve risks associated with investments in, or the securities markets in, those countries. The prices of the government bonds may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in some countries may differ favorably or unfavorably from economies in other countries in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

If the Bond Basket includes the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars, the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars is used in calculating the Reference Portfolio values.

The value of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars used in calculating the Reference Portfolio and therefore the value of your notes is the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars rather than the JPMorgan GBI Global Bond Total Return Index value itself. The Bond Index value is publicly available. However, although the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars is currently available via the Bloomberg system (ticker “JHDCGBIG”), this value may not be publicly available on Bloomberg throughout the term of your notes. In such event, the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars can be obtained by contacting JPMSI at structured_investments_na@jpmorgan.com or at 1-800-576-3529.

Notes linked to JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars will be subject to currency exchange risk.

Because the rebalancing of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars entails purchasing a forward rate on the first business day of each month and then marking to market such forward rate on each day throughout the month, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the bonds composing the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the bonds composing the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars will be adversely affected and the Portfolio Return with respect to any Reference Portfolio in turn may be adversely affected. As a result, the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the volatility of exchange rates, and the correlation between those rates and the levels of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the bonds composing the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a government bond composing the Bond Index and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a government bond composing the Bond Index JPMorgan

GBI Global Bond Total Return Index Hedged into U.S. dollars is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that bond is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the bonds composing the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars refer to the size and frequency of changes in that exchange rate.

Because the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars is rebalanced, in part, by purchasing a forward rate on the first business day of each month and then marking to market such forward rate on each day throughout the month, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those bonds are denominated could affect the market value of the notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the government bonds composing the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars are denominated and the level of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the government bonds composing the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars are denominated and the percentage changes in the level of the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. dollars could affect the value of the notes.

SOME OR ALL OF THESE FACTORS MAY INFLUENCE THE ASSET RETURN OF ANY ASSET CLASS. THE IMPACT OF ANY OF THE FACTORS SET FORTH ABOVE MAY ENHANCE OR OFFSET SOME OR ALL OF ANY CHANGE RESULTING FROM ANOTHER FACTOR OR FACTORS. YOU CANNOT PREDICT THE FUTURE PERFORMANCE OF SUCH UNDERLYING CURRENCIES, COMMODITIES INDICES, EQUITY INDICES OR BOND INDICES BASED ON THEIR HISTORICAL PERFORMANCE. THE VALUE OF ANY SUCH COMPONENT OF AN ASSET CLASS MAY DECREASE SUCH THAT YOU MAY NOT RECEIVE MORE THAN THE PRINCIPAL AMOUNT OF YOUR NOTES (OTHER THAN, IF APPLICABLE, ANY INTEREST PAYMENT OR PAYMENT OF THE MINIMUM RETURN). THERE CAN BE NO ASSURANCE THAT THE CLOSING LEVEL OR VALUE OF ANY SUCH COMPONENT OF AN ASSET CLASS WILL NOT DECREASE SO THAT AT MATURITY, YOU WILL RECEIVE MORE THAN THE PRINCIPAL AMOUNT OF YOUR NOTES (OTHER THAN, IF APPLICABLE, ANY INTEREST PAYMENT OR PAYMENT OF THE MINIMUM RETURN).

If an Asset Class includes any index not described in this product supplement, a separate underlying supplement may provide additional risk factors relating to such index.

USE OF PROCEEDS

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under.

Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the applicable Underlying Currencies, the equity securities underlying any of the applicable Equity Indices or futures contracts underlying the applicable Commodities Indices, or government bonds underlying the applicable Bond Index, or instruments whose value is derived from the applicable Underlying Currencies, Commodities Indices or their underlying futures contracts, Equity Indices or their underlying stocks, or Bond Indices or their underlying government bonds. While we cannot predict an outcome, such hedging activity, coupled with our other hedging activity, could potentially increase the level of the applicable Underlying Currencies, Commodities Indices, Equity Indices or their underlying stocks, or Bond Indices, and therefore effectively establish a higher level that the applicable Underlying Currencies, Commodities Indices, Equity Indices or Bond Indices must achieve for you to receive at maturity of the notes more than the applicable principal amount of your notes plus the minimum return, if any. From time to time, prior to the maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the applicable Underlying Currencies, Commodities Indices or their underlying futures contracts, Equity Indices or their underlying stocks, or Bond Indices or their underlying government bonds, or instruments whose value is derived from the applicable Underlying Currencies, Commodities Indices or their underlying futures contracts, Equity Indices or their underlying stocks, or Bond Indices or their underlying government bonds. Although we have no reason to believe that any of these activities will have a material impact on the level of the applicable Underlying Currencies, Commodities Indices or their underlying futures contracts, Equity Indices or their underlying stocks, or Bond Indices or their underlying government bonds or the value of the notes, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

GENERAL TERMS OF NOTES

Calculation Agent

J.P. Morgan Securities Inc. (“JPMSI”) will act as the calculation agent. The calculation agent will determine, among other things, the Additional Amount in cash, if any, we will pay you at maturity of the notes. In addition, the calculation agent will determine whether there has been a market disruption event and the Option Value of your notes on the commodity hedging disruption date in the event of a commodity hedging disruption event. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

Calculations and Rounding

All calculations in relation to the Currency Basket, the Commodities Basket, the Equity Basket and the Bond Basket will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount of notes will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Calculation Agent with respect to the Currency Basket

The calculation agent will determine, among other things, the Currency Basket Return, the Currency Basket Closing Level on any Currency Basket Valuation Date, and the Starting Spot Rate and the Ending Spot Rate with respect to each Underlying Currency and the Reference Currency. In addition, the calculation agent will determine whether any of the Underlying Currencies or the Reference Currency has been discontinued and whether there has been a material change in the method of calculating any of the Underlying Currencies or the Reference Currency, including the determination of the Spot Rate for an Underlying Currency if the Spot Rate is not available on the Spot Rate Reference Source.

Calculation Agent with respect to the Commodities Basket

The calculation agent will determine, among other things, the Commodities Basket Return, the Starting Commodities Basket Level, the Ending Commodities Basket Level, any Commodities Index Return, any Commodities Index Closing Level on any Commodities Basket Valuation Date, and any Starting Commodities Index Level and any Ending Commodities Index Level. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of a Commodities Index, including whether there has been a commodity hedging disruption event and the Option Value of your notes on the commodity hedging disruption date in the event of a commodity hedging disruption event, and whether there has been a material change in the method of calculation of any Commodities Index.

Calculation Agent with respect to the Equity Basket

The calculation agent will determine, among other things, the Equity Basket Return, the Starting Equity Basket Level, the Ending Equity Basket Level, any Equity Index Return, any Equity Index Closing Level on any Equity Basket Valuation Date, and any Starting Equity Index Level and any Ending Equity Index Level. In addition, the calculation agent will determine whether a market disruption event has occurred or whether an Equity Index has been discontinued and whether there has been a material change in the method of calculating an Equity Index.

Calculation Agent with respect to the Bond Basket

The calculation agent will determine, among other things, the Bond Basket Return, the Starting Bond Basket Level, the Ending Bond Basket Level, any Bond Index Return, any Bond Index Closing Level on any Bond Index Valuation Date, and any Starting Bond Index Level and any Ending Bond Index Level. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of a Bond Index, whether there has been a material change in the method of calculation of a Bond Index.

Market Disruption Events

Market Disruption Events with respect to the Currency Basket

Certain events may prevent the calculation agent from determining the applicable Spot Rates on a Currency Basket Valuation Date or an Initial Currency Basket Averaging Date, if applicable, and consequently, determining the Underlying Currency Return, the Ending Currency Basket Level, the Currency Basket Return, or the amount that we will pay you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

A “market disruption event,” unless otherwise specified in the relevant terms supplement, means the occurrence of any of the following:

(a)	a Convertibility Event;

(b)	a Deliverability Event;

(c)	a Liquidity Event;

(d)	a Taxation Event;

(e)	a Discontinuity Event; or

(f)	a Price Source Disruption Event,

in each case as determined by the calculation agent in its sole discretion and in the case of an event described in clause (a), (b), (c), (d) or (e) above, a determination by the calculation agent in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

“Convertibility Event” means, an event that has the effect of preventing, restricting or delaying a market participant from:

(i)	converting a Underlying Currency into the Reference Currency through customary legal channels; or

(ii)	converting a Underlying Currency into the Reference Currency at a rate at least as favorable as the rate for domestic institutions located in the country or economic region the lawful currency of which is the Underlying Currency (the “Underlying Currency Country”).

“Deliverability Event” means, an event that has the effect of preventing, restricting or delaying a market participant from:

(i)	delivering a Underlying Currency from accounts inside the Underlying Currency Country to accounts outside the Underlying Currency Country; or

(ii)	delivering the Underlying Currency between accounts inside the Underlying Currency Country or to a party that is a non-resident of the Underlying Currency Country.

“Liquidity Event” means, the imposition by a Underlying Currency Country (or any political subdivision or regulatory authority thereof) or the country or economic region the lawful currency of which is the Reference Currency (the “Reference Currency Country” and each Underlying Currency Country and Reference Currency Country, a “Relevant Country”) (or any political subdivision or regulatory authority thereof) of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in a Underlying Currency Country or the Reference Currency Country, as applicable, by a non-resident of such Underlying Currency Country or the Reference Currency Country), or the publication of any notice of an intention to do so, which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the applicable Underlying Currency or the Reference Currency.

“Taxation Event” means the implementation by the applicable Relevant Country (or any political subdivision or regulatory authority thereof), or the publication of any notice of an intention to implement, any changes to the laws or regulations relating to foreign investment in such Relevant Country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the applicable Underlying Currency or the Reference Currency.

“Discontinuity Event” means, the pegging or de-pegging of a Underlying Currency to the Reference Currency or the controlled appreciation or devaluation by the Relevant Country (or any political subdivision or regulatory authority thereof) of a Underlying Currency relative to the Reference Currency, as determined by the calculation agent in good faith and in a commercially reasonable manner.

“Price Source Disruption Event” means, the non-publication or unavailability of the applicable spot rate for a Underlying Currency relative to the Reference Currency on the applicable Reuters or Bloomberg page (or any substitute page) specified in the relevant terms supplement and at the time specified in the relevant terms supplement.

Succession Events

A “Succession Event” means the occurrence of either of the following events:

(a)	a Underlying Currency or the Reference Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(b)	any Relevant Country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

We refer to the applicable Underlying Currency or the Reference Currency with respect to which a Succession Event has occurred as the “Former Currency.”

On and after the effective date of a Succession Event, the Former Currency will be deemed to be replaced with:

(i)	in the case of clause (a) above, the currency that lawfully replaces the Former Currency, into which the Former Currency is converted or redenominated, or for which the Former Currency is exchanged, as applicable, or

(ii)	in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the Former Currency, taking into account the latest available quotation for the spot rate of the Former Currency relative to the Reference Currency or the applicable Underlying Currency relative to the Reference Currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “Successor Currency.”

Upon the occurrence of a Succession Event:

(x)	if the Former Currency is a Underlying Currency, the Starting Spot Rate for the Successor Currency will be equal to (A) the product of the Starting Spot Rate for the Former Currency and the official conversion rate for the Former Currency per one unit of Successor Currency (as publicly announced by the Underlying Currency Country) used by the Underlying Currency Country to set its official exchange rate for the Reference Currency per one unit of Successor Currency on the effective date of such Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Underlying Currency Country, the product of the Spot Rate for the Successor Currency on the effective date of such Succession Event and a fraction, the numerator of which is the Starting Spot Rate for the Former Currency and the denominator of which is the Spot Rate for the Former Currency on the currency business day immediately preceding the effective date of such Succession Event; or

(y)	if the Former Currency is the Reference Currency, the Starting Spot Rate for each Underlying Currency will be adjusted to be equal to (A) the product of the Starting Spot Rate for such Underlying Currency immediately prior to such adjustment and the official conversion rate for the Successor Currency per one unit of Former Currency (as publicly announced by the Reference Currency Country) used by the Reference Currency Country to set its official exchange rate for such Underlying Currency per one unit of Successor Currency on the effective date of such Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Reference Currency Country, the product of the Spot Rate for such Underlying Currency (determined by reference to the spot rate of such Underlying Currency relative to the Successor Currency) on the effective date of such Succession Event and a fraction, the numerator of which is the Starting Spot Rate for such Underlying Currency immediately prior to such adjustment and the denominator of which is the Spot Rate for such Underlying Currency (determined by reference to the spot rate of such Underlying Currency relative to the Former Currency) on the currency business day immediately preceding the effective date of such Succession Event.

Upon the occurrence of a Succession Event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the Spot Rates of the affected Underlying Currencies.

Notwithstanding the foregoing, if, as a result of a Succession Event, (1) in the case of a Former Currency that is a Underlying Currency, the Successor Currency is the same as the Reference Currency or, (2) in the case of a Former Currency that is the Reference Currency, a Underlying Currency is the same as the Successor Currency, in lieu of the adjustments described in the two immediately preceding paragraphs, the Spot Rate for the affected Underlying Currency on each currency business day occurring on and after the effective date of such Succession Event will be deemed to be equal to the Spot Rate for such Underlying Currency on the currency business day immediately preceding such effective date.

Market Disruption Events with respect to the Commodities Basket

Certain events may prevent the calculation agent from calculating a Commodities Index Closing Level on any Commodities Basket Valuation Date and consequently the Commodities Basket Return and the amount that the Commodities Basket will contribute to the applicable Reference Portfolio. These events may include disruptions or suspensions of trading on the markets as a whole. In addition, certain events may prevent us or our affiliates from hedging our obligations under the notes including, but not limited to, changes in laws or regulations applicable to the commodity futures contracts underlying the Commodities Indices. In the case of such an event we have the right, but not the obligation, to determine the Option Value of your notes on the commodity hedging disruption date, and pay at maturity the amount described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.” We refer to each of the events described in the following paragraph as a “market disruption event.”

With respect to a Commodities Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in such Commodities Index (or the relevant successor index); or

•	the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

•	such Commodities Index (or the relevant successor index) is not published; or

•	the settlement price is not published for any individual reference contract; in each case as determined by the calculation agent in its sole discretion;

in each case as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

In addition, with respect to a Commodities Index or any relevant successor index, a “commodity hedging disruption event”, which in each case is also a “market disruption event,” means:

•

due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the notes (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

•

for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Please see the risk factor entitled “The commodity futures contracts underlying a Commodities Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to an early determination of the Option Value of your notes, which will impact your payment at maturity.” on page PS-28 for more information.

The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; or

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Commodities Index (or the relevant successor index) or any Index Commodity.

“Relevant exchange” means, with respect to a Commodities Index or any relevant successor index, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in such Commodities Index or such successor index, as applicable.

Market Disruption Events with respect to the Equity Basket

Certain events may prevent the calculation agent from calculating the level of an Equity Index on any Equity Basket Valuation Date and consequently the Equity Basket Return and the amount that the Equity Basket will contribute to the applicable Reference Portfolio. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

With respect to an Equity Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of such Equity Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Equity Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such Equity Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For the purpose of determining whether a market disruption event with respect to an Equity Index (or the relevant successor index) exists at any time, if trading in a security included in an Equity Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Equity Index (or the relevant successor index) will be based on a comparison of:

•	the portion of the level of such Equity Index (or the relevant successor index) attributable to that security relative to

•	the overall level of such Equity Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to an Equity Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such Equity Index (or the relevant successor index);

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on such Equity Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Equity Index (or the relevant successor index); and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to an Equity Index or the relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in such Equity Index or such successor index, as applicable.

Market Disruption Events with respect to the Bond Basket

Certain events may prevent the calculation agent from calculating the level of a Bond Index on any Bond Basket Valuation Date and consequently the Bond Index Return for such Bond Index and the amount that the Bond Basket will contribute to the applicable Reference Portfolio. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

With respect to a Bond Index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•	the termination or suspension of, or material limitation or disruption in the trading of any government bonds included in such Bond Index; or

•	such Bond Index is not published; or

•

the method of calculating such Bond Index, or the level thereof, is changed in a material respect, or if such Bond Index is in any other way modified so that such Bond Index does not, in the opinion of the calculation agent, fairly represent the level of such Bond Index had such changes or modifications not been made; and

•

a determination by the calculation agent in its sole discretion that the event described above materially interfered with its ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

Consequences of a Commodity Hedging Disruption Event

If a commodity hedging disruption event occurs, we will have the right, but not the obligation, to adjust your payment at maturity. In making such adjustment, on the date on which we declare a commodity hedging disruption event (such date, a “commodity hedging disruption date”) the calculation agent will determine, in good faith and in a commercially reasonable manner, the forward price of the embedded option representing the Additional Amount payable on the notes at maturity (the “Option Value”). The commodity hedging disruption event may occur prior to the Observation Date or the final Ending Averaging Date, as applicable. We will provide, or cause the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office. We (or the calculation agent) will deliver this notice as promptly as possible and in no event later than the fifth (5th) business day immediately following the commodity hedging disruption date. Additionally, we will specify in such notice the Option Value as determined on the commodity hedging disruption date.

If a commodity hedging disruption event occurs and we decide to exercise our right to adjust your payment at maturity and in doing so determine the Option Value of your notes, such Option Value will be a fixed amount representing the Additional Amount payable at maturity; provided that such Additional Amount will not be less than zero (or if applicable, the Minimum Return).

Notwithstanding the foregoing, the amount due and payable per $1,000 principal amount note will not be less than $1,000 for each $1,000 principal amount note and will be due and payable only at maturity. We will pay you at maturity, instead of the amounts set forth under “Description of Notes — Payment at Maturity,” an amount equal to:

(1)	an Additional Amount equal to the Option Value; provided that such Additional Amount will not be less than zero (or if applicable, the Minimum Return); plus

(2)	$1,000 for each $1,000 principal amount note.

For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to an early determination of the Option Value as a result of a commodity hedging disruption event.

Discontinuation of a Basket Index; Alteration of Method of Calculation

If the Index Sponsor of a Basket Index discontinues publication of such Basket Index and such Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a “successor index”), then the closing level for such Basket Index on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for such Basket Index is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for such successor index on such day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If the Index Sponsor for a Basket Index discontinues publication of such Basket Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or any other relevant date on which the closing level for such Basket Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for such Basket Index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for such Basket Index on such date. The closing level for such Basket Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Basket Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such Basket Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of a Basket Index or its successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating a Basket Index or a successor index, or the level thereof, is changed in a material respect, or if a Basket Index or a successor index is in any other way modified so that such Basket Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of such Basket Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for such Basket Index with reference to such Basket Index or such successor index, as adjusted. Accordingly, if the method of calculating such Basket Index or such successor index is modified so that the level of such Basket Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index), then the calculation agent will adjust its calculation of such Basket Index or such successor index in order to arrive at a level of such Basket Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of a Bond Index; Alteration of Method of Calculation

In the event that a Bond Index (i) is not calculated and published by the Bond Index sponsor but is calculated and published by any other entity or (ii) is replaced by a Bond successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of such Bond Index (such index being referred to herein as a “Bond successor index”) or (iii) is discontinued or otherwise ceases to exist, but the calculation agent considers there to be in existence at such time a Bond successor index which, if substituted for such Bond Index, would materially preserve the economic equivalent in the Reference Portfolios of such Bond Index immediately prior to such substitution, then such Bond Index will be deemed to be the index so calculated and published by such other entity or the Bond successor index, as the case may be, and any Bond Index Closing Level will be determined by reference to the level of such other index or such Bond successor index at the close of trading on the relevant Bond Index Valuation Date or other relevant date as set forth in the relevant terms supplement.

The calculation agent will cause written notice of a disruption event and any change in the entity calculating and publishing the index or in the index to be promptly furnished to us and to the holders of the notes.

If a Bond Index is discontinued or ceases to exist prior to, and such discontinuation and cessation is continuing on, any Bond Index Valuation Date(s) or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no Bond successor index is available at such time, then the calculation agent will determine the Bond Index Closing Level for such Bond Index for such date. Such Bond Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating such Bond Index last in effect prior to such discontinuation or cessation, using the closing price (or, if trading in the relevant government bonds has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each government bond most recently constituting such Bond Index. Notwithstanding these alternative arrangements, discontinuation of the publication of a Bond Index on the relevant exchange may adversely affect the value of the notes.

If at any time the method of calculating a Bond Index or a Bond successor index, or the level thereof, is changed in a material respect, or if a Bond Index or a Bond successor index is in any other way modified so that such Bond Index or such Bond successor index does not, in the opinion of the calculation agent, fairly represent the level of such Bond Index or such Bond successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the Bond Index Valuation Date(s), make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a government bond index comparable to such Bond Index or such Bond successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Bond Index Closing Level for such Bond Index with reference to the Bond Index or such Bond successor index, as adjusted. Accordingly, if the method of calculating the Bond Index or a Bond successor index is modified so that the level of the Bond Index or such Bond successor index is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust its calculation of such Bond Index or such Bond successor index in order to arrive at a level of the Bond Index or such Bond successor index as if there had been no such modification, and from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Bond Index Closing Level is to be determined, make such calculations and adjustments.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount of notes upon any acceleration of the notes will be equal to $1,000, plus the Additional Amount, if any, which will be calculated as if the date of acceleration was the Valuation Date for each Asset Class. If the notes have more than one Valuation Date for any Asset Class, then, for each Ending Averaging Date scheduled to occur after the date of acceleration, the business days immediately preceding the date of acceleration (in such number equal to the number of Ending Averaging Dates in excess of one) will be the corresponding Ending Averaging Dates, unless otherwise specified in the relevant terms supplement. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of an event of default.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) in The City of New York.

JPMorgan Chase Bank or one of its affiliates will act as registrar and transfer agent for the notes. JPMorgan Chase Bank will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of JPMorgan Chase Bank, but upon payment (with the giving of such indemnity as JPMorgan Chase Bank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

Hypothetical returns on your notes

The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your notes based on a range of hypothetical levels of an assumed best performing Reference Portfolio, assuming the notes is held from the issue date until the scheduled maturity date.

Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of each Asset Class within the hypothetical best performing Reference Portfolio on the scheduled Observation Date(s) could have on the hypothetical returns on your notes, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on levels of each Asset Class that may vary during the term of the notes and on assumptions that may prove to be erroneous.

The return on your notes may bear little relation to, and may be much less than, the return that you might achieve were you to invest in the components of each Asset Class directly. Among other things, the return on the components of each Asset Class is likely to have tax consequences that are different from an investment in your notes.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Risk Factors” above.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	an insurance company;

•	a “regulated investment company” as defined in Section 851 of the Code;

•	a “real estate investment trust” as defined in Section 856 of the Code;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or Section 408A of the Code, respectively;

•	a dealer in securities or foreign currencies;

•	a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Notes

We expect to seek an opinion from Sidley Austin LLP, our special tax counsel, regarding the treatment of the notes as debt for U.S. federal income tax purposes. The relevant terms supplement will describe Sidley Austin LLP’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Sidley Austin LLP has provided us an opinion that the notes will be treated as debt for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the issuers of the component equity securities of the Equity Indices included in the Equity Basket would be treated as “passive foreign investment companies” (“PFICs”), within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”), within the meaning of Section 897 of the Code (“FIRPTA”). If any of the issuers of the component equity securities were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC or another governmental authority by such issuers and consult your tax adviser regarding the possible consequences to you if any of the issuers of the component equity securities are or become PFICs or USRPHCs.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes and you are:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of such notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the IRS with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in such notes are uncertain.

Tax Treatment Prior to Maturity

Because the term of these notes is not more than one year, they will be treated as short-term debt instruments for U.S. federal income tax purposes. Cash-method holders will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received upon a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the amount of interest that will be received with respect to the notes is uncertain, it is not clear how such accruals should be determined. If the amount of interest that will be received has become fixed (or the likelihood of interest not being a fixed amount has become “remote”) prior to the maturity date, it is likely that the amount of interest to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

Sale, Exchange or Redemption of the Notes

Upon a sale or exchange of a short-term note (including redemption of the notes at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted tax basis in the note. Your adjusted tax basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

Subject to the discussion below regarding any gain or loss on the notes being treated as foreign-currency exchange gain or loss characterized as ordinary income or loss, the amount of any resulting loss will be treated as a capital loss, and may be subject to special reporting requirements if the loss exceeds certain thresholds. In the case of any gain resulting from redemption at maturity, the gain should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. If the amount of interest to be received at maturity has become fixed (or the likelihood of such amount not being a fixed amount has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on such sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary interest income) will be determined based on the fixed amount. Notwithstanding the foregoing, any portion of any gain or loss from the sale or exchange of a note prior to maturity that is attributable to changes in the value of one or more currencies should constitute foreign-currency exchange gain or loss which will be characterized as ordinary income or loss. Despite the foregoing, since the Additional Amount payable on the maturity date with respect to the notes, if any, may be calculated by reference to the value of one or more currencies, it is possible that the IRS could assert that all or any portion of the income, gain or loss recognized by a U.S. Holder with respect to the notes should be treated as foreign-currency exchange gain or loss, which would be characterized as ordinary income or loss. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (including redemption at maturity) of a short-term note.

Interest on Indebtedness Incurred to Purchase the Notes

To the extent you have not previously included interest income on short-term notes, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the notes until the maturity of the notes or until you dispose of your notes in a taxable transaction. You should consult your tax adviser regarding the possibility of such deferral.

Tax Return Disclosure Regulations

Pursuant to certain Treasury regulations (the “Disclosure Regulations”), any taxpayer that has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Disclosure Regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss. In the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership, if the loss arises with respect to a Section 988 transaction (as defined in Section 988(c)(1) of the Code relating to foreign currency transactions), the applicable loss threshold amount is $50,000 in any single taxable year. Higher loss threshold amounts apply depending upon the taxpayer’s status as a corporation, partnership, or S corporation, as well as certain other factors. It is important to note, however, that the Disclosure Regulations provide that the fact that a transaction is a reportable transaction shall not affect the legal determination of whether the taxpayer’s treatment of the transaction is proper.

As previously mentioned, since the amount payable at maturity with respect to the notes (i.e., the payment at maturity), may be determined by reference to the value of one or more currencies, the short-term notes may be subject to the foreign currency rules of the Treasury regulations and the acquisition of a short-term note may constitute a Section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, a holder of short-term notes that recognizes foreign-currency exchange loss with respect to the short-term notes that equals or exceeds the loss threshold amount applicable to such holder may be required to file a disclosure statement (i.e., IRS Form 8886 or substitute form) as an attachment to the holder’s tax return for the first taxable year in which the loss threshold amount is reached and to any subsequent tax return that reflects any amount of such Section 165 loss from the short-term notes.

Persons considering the purchase of the notes should consult their own tax advisors concerning the application of the rules contained in the Disclosure Regulations with respect to an investment in the notes and to determine their own tax return disclosure obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 as well as any penalties which may be imposed as a result of a failure to comply with the Disclosure Regulations.

Notes with a Term of More Than One Year

Unless otherwise provided in the relevant terms supplement, if the term of the notes (including either the issue date or last possible date that the notes could be outstanding, but not both) is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, with the consequences described below. The notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for such notes, which we will file with the SEC.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the notes.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

The amount of interest (i.e., OID) accrued on a note for each accrual period is determined by multiplying the comparable yield of the note, adjusted for the length of the accrual period, by the note’s adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the Treasury regulations applicable to contingent payment debt instruments. The amount of OID so determined is then allocated on a ratable basis to each day in the accrual period that you held the note.

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

•	will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

•

to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

Upon a sale, exchange or retirement of a note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note made to you. Subject to the discussion in the next paragraph, you generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. Such losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Special rules may apply if the payment at maturity becomes fixed more than six months prior to the maturity date. For purposes of the preceding sentence, the payment at maturity will be treated as fixed if all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, under these rules, you would be required to account for the difference between the present value of the originally projected payment at maturity and the present value of the actual fixed payment at maturity in a reasonable manner over the period to which the difference relates. In addition, you might be required to make adjustments to, among other things, your accrual periods and your adjusted basis in the notes. The character of any gain or loss on a sale or exchange of the notes could also be affected. You should consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes and you are:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a nonresident alien fiduciary of a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Payments to you on the notes, and any gain realized on a sale or exchange of the notes (including at maturity), will be exempt from U.S. federal income tax (including withholding tax) provided generally, in the case of notes with a term of more than 183 days, that (i) you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, (ii) you do not actually or constructively own 10 percent or more of the total combined voting power of our stock entitled to vote, (iii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iv) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, and (v) such amounts are not effectively connected with your conduct of a U.S. trade or business.

Notwithstanding the preceding paragraph, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS Form W-8BEN, you may be subject to backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person.

If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on such income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the second preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

Interest (including OID) accrued or paid on the notes and the proceeds received from a sale, exchange or other disposition (including at maturity) of notes will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

THE DOW JONES — AIG COMMODITY INDEXSM

We have derived all information contained in this product supplement regarding the Dow Jones — AIG Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones — AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones & Company, Inc. (“Dow Jones”) and AIG Financial Products (“AIG-FP”) and is available to those persons who enter into a license agreement available at www.aigfp.com/home/commodities). Such information reflects the policies of, and is subject to change by, Dow Jones and AIG-FP. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the Dow Jones — AIG Commodity IndexSM, AIG-FP and Dow Jones. Dow Jones and AIG-FP are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and AIG-FP have no obligation to continue to publish the Dow Jones — AIG Commodity IndexSM, and may discontinue publication of the Dow Jones — AIG Commodity IndexSM at any time in their sole discretion.

Overview

The Dow Jones — AIG Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones — AIG Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones — AIG Commodity IndexSM for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones — AIG Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Dow Jones — AIG Commodity IndexSM is a proprietary index that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Dow Jones — AIG Commodity Index SM and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones — AIG Commodity IndexSM”) for the Index Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones — AIG Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones — AIG Commodity Index SM. For information about how this trading may affect the value of the Dow Jones — AIG Commodity IndexSM, see “Risk Factors — Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones – AIG Commodity IndexSM and the underlying commodities may affect the value of the Dow Jones – AIG Commodity IndexSM.”

The Dow Jones — AIG Commodity IndexSM Supervisory and Advisory Committees

Dow Jones and AIG-FP have established the Dow Jones — AIG Commodity IndexSM Supervisory Committee and the Dow Jones — AIG Commodity IndexSM Advisory Committee to assist them in connection with the operation of the Dow Jones — AIG Commodity IndexSM . The Dow Jones — AIG Commodity IndexSM Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones — AIG Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Dow Jones — AIG Commodity IndexSM Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by AIG-FP. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones — AIG Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

As described in more detail below, the Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

For example, the composition of the Dow Jones — AIG Commodity IndexSM for 2008 was approved by the Dow Jones — AIG Index Oversight Committee in August of 2007 and published on August 3, 2007. The January 2008 reweighting and rebalancing is based on the following percentages:

The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages

COMMODITY	WEIGHTING
Crude Oil	13.156592%
Natural Gas	12.237084%
Soybeans	7.628541%
Gold	7.396190%
Aluminum	7.107971%
Copper	7.040516%
Corn	5.663457%
Live Cattle	4.887400%
Wheat	4.703406%
Heating Oil	3.822525%
Unleaded Gasoline	3.783798%
Sugar	3.185145%
Zinc	3.033016%
Coffee	3.001585%
Soybean Oil	2.811933%
Nickel	2.791708%
Silver	2.721423%
Lean Hogs	2.548123%
Cotton	2.479588%

On August 13, 2008 the new target weights for the commodity components were determined and approved by the Dow Jones-AIG Commodity Index Supervisory Committee following consultation with the Dow Jones-AIG Commodity Index Advisory Committee. The January 2009 reweighting and rebalancing is based on the following percentages:

The Dow Jones — AIG Commodity IndexSM 2009 Commodity Index Percentages

COMMODITY	WEIGHTING
Crude Oil	13.7526330%
Natural Gas	11.8900640%
Soybeans	7.5994330%
Gold	7.8627470%
Aluminum	6.9991660%
Copper	7.3065410%
Corn	5.7214090%
Live Cattle	4.2853450%
Wheat	4.7962120%
Heating Oil	3.6481740%
Unleaded Gasoline	3.7091280%
Sugar	2.9931550%
Zinc	3.1424310%
Coffee	2.9726400%
Soybean Oil	2.8828690%
Nickel	2.8827230%
Silver	2.8913020%
Lean Hogs	2.3988780%
Cotton	2.9726400%

Information concerning the Dow Jones — AIG Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones — AIG Commodity IndexSM

The Dow Jones — AIG Commodity IndexSM was created using the following four main principles:

•

ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones — AIG Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones — AIG Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones — AIG Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones — AIG Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•

DIVERSIFICATION. A second major goal of the Dow Jones — AIG Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones — AIG Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•

CONTINUITY. The third goal of the Dow Jones — AIG Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones — AIG Commodity IndexSM from year to year. The Dow Jones — AIG Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones — AIG Commodity IndexSM.

•

LIQUIDITY. Another goal of the Dow Jones — AIG Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones — AIG Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These four principles represent goals of the Dow Jones — AIG Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Dow Jones — AIG Commodity IndexSM — Commodities Available for Inclusion

A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones — AIG Commodity IndexSM and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 Index Commodities for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones — AIG Commodity IndexSM. With the exception of several LME contracts, where the Dow Jones — AIG Commodity IndexSM Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones — AIG Commodity IndexSM Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones — AIG Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors – If the Commodities Basket includes the Dow Jones — AIG Commodity IndexSM , AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.”

The Designated Contracts for 2008 Index Commodities are as follows:

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper**	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CME^	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending†	NYMEX	42,000 gal	cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.

**

The Dow Jones — AIG Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones — AIG Commodity IndexSM.

***	The New York Commodities Exchange (“COMEX”) located in New York City.

^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.

†

Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones — AIG Commodity IndexSM in April 2006.

In addition to the commodities set forth in the table above, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones — AIG Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil Heating Oil Natural Gas Unleaded Gasoline	Livestock	Lean Hogs Live Cattle
Precious Metals	Gold Silver Platinum	Grains	Corn Soybeans Soybean Oil Wheat
Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc	Softs	Cocoa Coffee Cotton Sugar

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity Group

The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones — AIG Commodity IndexSM set forth under “The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	10.12%
Industrial Metals	19.97%
Livestock	7.44%
Grains	20.81%
Softs	8.67%

Annual Reweightings and Rebalancings of The Dow Jones — AIG Commodity IndexSM

The Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

Determination of Relative Weightings

The relative weightings of the AIG Index Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones — AIG Commodity IndexSM (the “AIG Index Commodities”) and their respective percentage weights.

Diversification Rules

The Dow Jones — AIG Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones — AIG Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM as of January of each year:

•	No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones — AIG Commodity IndexSM.

•	No single commodity may constitute more than 15% of the Dow Jones — AIG Commodity IndexSM.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones — AIG Commodity IndexSM.

•	No single commodity included in the Dow Jones — AIG Commodity IndexSM may constitute less than 2% of the Dow Jones — AIG Commodity IndexSM.

Following the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM in January, the percentage of any Index Commodity or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones — AIG Commodity IndexSM by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones — AIG Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the AIG Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Dow Jones — AIG Commodity IndexSM is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones — AIG Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones — AIG Commodity IndexSM is a mathematical process whereby the CIMs for the AIG Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones — AIG Commodity IndexSM level to calculate the new Dow Jones — AIG Commodity IndexSM level. Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

The Dow Jones — AIG Commodity IndexSM is a Rolling Index

The Dow Jones — AIG Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones — AIG Commodity IndexSM is a “rolling index.”

Dow Jones — AIG Commodity IndexSM Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones — AIG Commodity IndexSM will be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

(a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM on that day;

(b) the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

(c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or

(d) with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity Index SM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

“Dow JonesSM,” “AIG®,” “Dow Jones — AIG Commodity IndexSM” and “DJ-AIGCISM” are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

Dow Jones, AIG-FP and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones — AIG Commodity IndexSM, which is published by Dow Jones and AIG-FP, in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones — AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to JPMorgan Chase & Co. or the notes. Dow Jones and AIG-FP have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones — AIG Commodity IndexSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones — AIG Commodity IndexSM and the Dow Jones — AIG Commodity Index Total ReturnSM ), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones — AIG Commodity IndexSM and the notes.

This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones — AIG Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones — AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones — AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones — AIG Commodity IndexSM components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones — AIG Commodity IndexSM components, including, without limitation, a description of factors that affect the prices of such Dow Jones — AIG Commodity IndexSM components, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND JPMORGAN CHASE & CO., OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

The Commodity Futures Markets

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones — AIG Commodity

IndexSM are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones — AIG Commodity IndexSM has been composed exclusively of futures contracts traded on regulated exchanges.

THE S&P 500® INDEX

We have derived all information regarding the S&P 500® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Index Divisor Adjustment Required

Company added/deleted	Net change in market value determines Index Devisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Index Devisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Index Devisor adjustment reflects deletion.	Yes

Change in IWF due to a corporate action or a purchase or sale by an inside holder.	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The Index Devisor change reflects the change in market value caused by the change to an IWF.	Yes

Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Index Devisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Tuesdays for implementation after the close of trading on Wednesday. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement with S&P

S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S,” “S&P” AND “S&P 500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE NIKKEI 225 INDEX

We have derived all information regarding the Nikkei 225 Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.687 as of October 1, 2008 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.

Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225 Index. Nikkei Digital Media, Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

The notes are not in any way sponsored, endorsed or promoted by the Nikkei 225 Index Sponsor. The Nikkei 225 Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the figure at which the Nikkei 225 Index stands at any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by the Nikkei 225 Index Sponsor. However, the Nikkei 225 Index Sponsor shall not be liable to any person for any error in the Nikkei 225 Index and the Nikkei 225 Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the notes, of any error therein.

In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE DOW JONES EURO STOXX 50® INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 109-A-II or any terms supplement.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 109-A-II or any terms supplement.

The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the Dow Jones EURO STOXX 50® Index	x	1,000
adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index

The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Special cash dividend: Adjusted price = closing price – dividend announced by the company × (1 – withholding tax) Divisor: decreases	(2) Split and reverse split: Adjusted price = closing price × A/B New number of shares = old number of shares × B/A Divisor: no change
(3) Rights offering: Adjusted price = (closing price × A + subscription price × B) / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: increases	(4) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: no change
(5) Stock dividend of another company: Adjusted price = (closing price × A - price of other company × B) / A Divisor: decreases

(6) Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by

                            company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor:  decreases

(7)    Repurchase shares / self tender:

Adjusted price = ((price before tender × old number of

                           shares ) - (tender price × number of

                           tendered shares)) / (old number of shares

                           - number of tendered shares)

New number of shares = old number of shares – number of                                         tendered shares

Divisor: decreases

(8) Spin-off: Adjusted price = (closing price × A - price of spun-off shares *B) / A Divisor: decreases

(9)    Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C

                           × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) ×

                                         (1 + C / A)) / A

Divisor:  increases

- If stock distribution is applicable after rights offering
        (one action applicable to other):

Adjusted price = (closing price × A + subscription price

                            × C) / ((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A +

                                         C) × (1 + B / A))

Divisor:  increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price ×
C) / (A + B + C)

New number of shares = old number of shares × (A + B +
C) / A

Divisor:  increases

License Agreement with STOXX Limited

We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase & Co. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase & Co. or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE & CO. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE MSCI EAFE® INDEX

We have derived all information regarding the MSCI EAFE® Index contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc. (“MSCI”). We make no representation or warranty as to the accuracy or completeness of such information. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE® Index.

MSCI EAFE® Index Calculation

The MSCI EAFE® Index (“MXEA”) is published by MSCI and is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. The MSCI EAFE® Index is published by Bloomberg under the index symbol “MXEA”. As of November 2008 the MSCI EAFE® Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

MSCI recently completed previously announced changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI EAFE® Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. On May 30, 2008, the MSCI Standard Indices (which include the MSCI EAFE® Index) and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below. The enhanced MSCI Standard Indices are now composed of the MSCI Large Cap and Mid Cap Indices. The former MSCI Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI EAFE® Index

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)	Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii)	Equity Universe Minimum Float–Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float–adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float–adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi–Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi–Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size–based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size–Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size–segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI EAFE® Index

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)	Semi–Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)	Ongoing event–related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The MSCI EAFE® Index is Subject to Currency Exchange Risk

Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE® Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI EAFE® Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the MSCI EAFE® Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE® Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE® Index, and any negative currency impact on the MSCI EAFE® Index may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE® Index, which is converted into U.S. dollars.

License Agreement with MSCI

MSCI and J.P. Morgan Securities Inc. expect to enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI EAFE® Index to track general stock market performance. MSCI’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of MSCI without regard to JPMorgan Chase & Co. or the notes. MSCI has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the MSCI EAFE® Index. MSCI is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. MSCI has no obligation or liability in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI EAFE® INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY

DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International®,” “MSCI®,” “Morgan Stanley Capital International Perspective®,” to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

We have derived all information contained in this product supplement regarding the NASDAQ-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. (“Nasdaq”). We make no representation or warranty as to the accuracy or completeness of such information. The NASDAQ-100 Index® was developed by Nasdaq and is calculated, maintained and published by The NASDAQ OMX Group, Inc. (“NASDAQ OMX”). Neither Nasdaq nor NASDAQ OMX has any obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index®.

General

The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest stocks of non-financial companies listed on The Nasdaq Global Market tier of The NASDAQ Stock Market. The NASDAQ-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services. The NASDAQ-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NASDAQ- 100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

Initial Eligibility Criteria

To be eligible for initial inclusion in the NASDAQ-100 Index® , a security must be listed on The NASDAQ Stock Market and meet the following criteria:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares;

•

if the security is of a foreign issuer (a foreign issuer is determined based on its country of organization), it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	only one class of security per issuer is allowed;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

•

the security must have “seasoned” on the NASDAQ Stock Market or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

•

if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index® by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index® the following criteria apply:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process described below;

•

if the security is of a foreign issuer, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•

the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

Annual Ranking Review

The NASDAQ-100 Index® securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on The NASDAQ Stock Market which meet the applicable eligibility criteria are ranked by market value. NASDAQ-100 Index® -eligible securities which are already in the NASDAQ-100 Index® and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NASDAQ-100 Index®. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those NASDAQ-100 Index® -eligible securities not currently in the NASDAQ-100 Index® that have the largest market capitalization. The data used in the ranking includes end of October market data from The NASDAQ Stock Market and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year, a NASDAQ-100 Index® security is determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index®, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® eligibility criteria listed above.

Index Maintenance

In addition to the Ranking Review, the securities in the NASDAQ-100 Index® are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 5.0%, that change will be made to the NASDAQ-100 Index® as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 5.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities. Ordinarily, whenever there is a change in the NASDAQ-100 Index® share weights, a change in a component security included in the NASDAQ-100 Index®, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NASDAQ-100 Index® which might otherwise be caused by any of those changes. All changes will be announced in advance and will be reflected in the NASDAQ-100 Index® prior to market open on the effective date of such changes.

Index Rebalancing

The NASDAQ-100 Index® is calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index® by a few large stocks); (3) reduce NASDAQ-100 Index® performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index® securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the NASDAQ-100 Index® securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index® (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index® is 1.0%).

This quarterly examination will result in a NASDAQ-100 Index® rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization component security must be less than or equal to 24.0% and (2) the “collective weight” of those component securities the individual current weights of which are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index®.

If either one or both of these weight distribution requirements are not met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those component securities the individual current weights or adjusted weights in accordance with the preceding step of which are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index®.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the component stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the Tuesday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index®.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement

We have entered into a non-exclusive license agreement with Nasdaq providing for the license to us, in exchange for a fee, of the right to use the NASDAQ-100 Index® in connection with certain securities, including the notes.

The license agreement between Nasdaq and us provides that the following language must be stated in this product supplement:

The notes are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. (or its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to JPMorgan Chase & Co. and its affiliates is in the licensing of the Nasdaq®, NASDAQ-100® and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to JPMorgan Chase & Co. or the notes. NASDAQ OMX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 2000® INDEX

We have derived all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”). The Russell 2000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 2000® Index is an index calculated, published and disseminated by Russell, and measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index (the “Russell 2000 Component Stocks”). All stocks included in the Russell 2000® Index are traded on the NYSE, the AMEX, or the NASDAQ Stock Market and are the middle 2,000 of the securities that form the Russell 3000E™ Index. The Russell 3000E™ Index is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market.

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-group of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on May 31st of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

U.S.-incorporated companies are eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index. Companies incorporated in these regions are specifically considered eligible for the Russell 2000® Index, only if the company meets one of the following criteria: (i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index.

The following securities are specifically excluded from the Russell 2000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, over-the-counter traded securities, closed-end investment companies and limited partnerships. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31st of each year to be eligible for inclusion in the Russell 2000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of May 31, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 2000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•

Corporate cross-owned shares – corporate cross-ownership occurs when shares of a company in the Russell 2000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

•

Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 2000® Index, partnerships, insurance companies not in the Russell 2000® Index, mutual funds, banks not in the Russell 2000® Index or venture capital funds;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•

Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000® Index.

Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not a Russell 2000® Index adjustment is required.

•

“No Replacement” Rule – Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

•

Rules for Deletions – When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if the corporate action is considered to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if the corporate action is considered to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

•

Rules for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index.

•

Merger and Acquisition – When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 2000® Index occur. In the event a merger or acquisition occurs between members of the Russell 2000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 2000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

•

Reverse Merger – If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

•	Standard Action – The acquired company is deleted after the action is final.

•

De-listed Stocks – When stocks from the Russell 2000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•

Rule for Re-Classification and Re-Incorporation – For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations, deleted entities will be removed either after the close of the current day using the last traded price, if the re-incorporation achieves final status prior to 2:00 p.m. Eastern Standard Time, or after the close of the following day at the last traded price, if the re-incorporation achieves final status after 2:00 p.m. Eastern Standard Time.

Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Frank Russell Company (“Frank Russell”) or any successor thereto or index owner and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Frank Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 2000® Index which is determined, composed and calculated by Frank Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Frank Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

“Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of Frank Russell Company and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of entering into this transaction.

FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE JPMORGAN GBI GLOBAL BOND TOTAL RETURN INDEX

The JPMorgan Government Bond Indices (“GBI”) are composed of the regularly-traded, fixed-rate, domestic government bonds of countries with liquid government debt markets. GBI are constructed according to a specific country, liquidity and/or maturity sector criteria to accommodate specific objectives and constraints of individual portfolio managers. The JPMorgan GBI Global Bond Total Return Index (the “GBI Total Return Index”) was launched in 1989. The Reference Portfolios will be calculated using the value of the GBI Total Return Index Hedged into U.S. dollars, rather than the value of the GBI Total Return Index itself.

The following is a summary of the features of the GBI Total Return Index:

Market Coverage

Countries:	Government bond issues from 13 local markets.

Instruments Excluded:	Floating rate notes, perpetuals, bonds targeted at the domestic market for tax purposes, bonds with callable, puttable or convertible features.

Liquidity:	Benchmark, actively traded and regularly traded bonds. Excludes less active and illiquid bonds.

Maturity:	Minimum remaining maturity of 1 year.

Indices

By Type:	Total Return.

By Liquidity:	Benchmark, Active, Traded.

Maturity Sectors:	1-3, 3-5, 5-7, 7-10 and 10+ years.

Hedged:	Based on one month rolling forward contracts.

Statistics

Yield, duration, convexity, remaining maturity, average coupon.

Calculation Characteristics

Pricing:	Local market closing mid prices.

FX rates:	4:00 p.m. London Time.

Rebalancing:	Amounts outstanding updated at the beginning of the month only.

Reinvestment:	Daily, fully invested index. Coupons reinvested.

Security Weighting:	Individual securities weighted by current market capitalization.

Composition and Organization of GBI Total Return Index

The GBI Total Return Index is composed of issues from 13 international bond markets actively traded by institutional investors. The constituent sovereign issuers were chosen based on their relatively liquid government debt markets with relative stability, active trading and scale. The calculation of the value of the GBI Total Return Index is intended to reflect actual changes in the value of a portfolio consisting of the same securities.

In each market selected, the instruments included in the GBI Total Return Index must have fixed coupons, must be tradable and redeemable for cash and should not appeal exclusively to domestic investors for local tax or regulatory reasons.

Organization by Country

GBI are organized by country. The GBI Total Return Index consists of 13 countries and has a base date of December 31, 1987. The composition of the GBI Total Return Index has been unchanged over time; however, the composition may change and we do not make any representation regarding changes to the GBI Total Return Index in the future. The following are the countries and respective weightings as of November 14, 2008:

Australia	0.28%
Belgium	2.45%
Canada	1.67%
Denmark	0.51%
France	7.60%
Germany	9.17%
Italy	8.37%
Japan	35.49%
Netherlands	1.92%
Spain	2.96%
Sweden	0.50%
United Kingdom	5.50%
United States	23.58%

Organization by Liquidity Sector

The GBI are comprised only of liquid instruments, for which JPMSI has established and enforces liquidity criteria in the selection of referenced instruments. A certain issue of bonds may be illiquid even if it would otherwise meet the following liquidity criteria, for a variety of reasons, including that governments may restrict portions of a bond issue from trading publicly. The main liquidity criteria focus on ensuring that bonds are both investable and replicable. First, bonds must trade with enough frequency to prevent stale price quotations. Second, a two-way market must exist. Finally, investors should be able to replicate the index without incurring excessive transaction costs. The amount outstanding of a bond has no influence on the inclusion criteria, but generally for a market to exist the issue must be of a certain size, although this will vary from market to market.

On a monthly basis, JPMSI local market representatives review the bond composition lists and assign each bond a liquidity according to the following criteria:

•	Benchmark issues are the most liquid issues, recognized as market indicators. They are usually recent sizable new issues or reopened issues.

•	Active is the next level of liquidity, including all benchmark issues plus other issues with significant daily turnover usually including previous benchmark issues.

•	Traded is the broadest level of liquidity, including all Benchmark and Active issues plus any other issues that meet the liquidity criteria discussed above.

JPMSI regularly monitors the liquidity criteria of a bond. If the liquidity of a bond changes, it will be reflected in the next rebalancing.

Organization by Maturity Sector

GBI can be broken down into maturity sectors. Standard sectors of 1-3, 3-5, 5-7, 7-10 and 10+ years are the most commonly used. GBI includes only bonds with a remaining maturity of greater than 12 months. Each bond is assigned to one or more sectors based on the bond’s remaining maturity at the start of the month. For example, a specific bond can be part of the 1-3 sector and the 1-5 sector. The composition of each maturity sector will remain unchanged until the next index rebalancing. As bonds mature, they will migrate from sector to sector, e.g. a 10 year bond will start in the 7-10 sector, and over time, will move to the 5-7 and then to the 3-5. At the rebalance date, bonds must have at least 12 months remaining for the whole of the following month to be included in the GBI.

Calculations

All calculations are done according to local market convention, using parameters relevant to each specific bond. GBI return calculations reflect the actual changes in the value of a portfolio consisting of the same securities. GBI are available on a next day basis. Each issue’s price, which includes accrued interest, is a mid rate and is taken at close of business in the local JPMorgan office for all markets except Australia, Denmark, Ireland, New Zealand, Portugal and Sweden where a third party source is used. All spot and forward rates are supplied by the WMCompany at 4:00 p.m. London time. Accrued interest is calculated according to the country-specific market conventions on a settlement day basis.

GBI measures the changing value of an index portfolio by weighting the total return of each constituent bond by the market value on the previous day. Bond specific information is aggregated to the portfolio level using weights based on current daily market capitalization. To calculate bond weights in portfolios consisting of bonds of more than one currency, market capitalization must be converted to a common currency. Each weight is equal to the amount outstanding at the beginning of each month multiplied by the security’s net price plus accrued interest (gross price).

In addition to monitoring returns, GBI uses a variety of statistics to compare fixed income instruments, including yield to maturity (an estimate of the annualized total return that an investor will receive if a bond is held until maturity), duration and convexity (each a measure of a bond’s price sensitivity to small changes in interest rates). Like returns, each of these statistics is weighted based on current daily market capitalization. Individual bond statistics are calculated according to market convention.

GBI indices are rebalanced monthly at the close of business on the first business day of the month. No changes are made to the composition of the GBI indices mid-month. As part of rebalancing, each bond is assigned to a maturity sector based upon its maturity as compared to the rebalance date. The maturity sector designations also remain fixed for the entire month until the next rebalancing. As bonds age, they migrate from sector to sector at rebalancing.

Local market representatives monitor market activity and monthly specify appropriate changes to the GBI composition, which take effect on the next rebalance date. Changes to bond composition reflect auctions of new issues and re-openings and buybacks of existing issues. In addition, local market representatives monitor trading activity and make changes to the liquidity designations of specific bonds. For example, if it observes that a bond is no longer the current benchmark, it will update that bond’s liquidity from benchmark to active.

Daily bond price quotes include both clean prices, which are quoted in the market, and accrued interest. The daily return on a bond measures the change in price between two days. Total return is based on changes in both the clean price and accrued interest. Daily returns are always calculated between consistent portfolios.

A new index value is determined by a return to the old index value:

New Index = Old Index (1 + return)

To calculate the total return on a GBI index, at initialization an index is given a base value of 100; and daily returns are then applied:

Indext = Indext × Total Returnt + Indext-1

GBI returns may be calculated on the basis of total return (which takes into account both interest and principal), principal return only or interest return only. Accrued interest is calculated according to market convention, on a settlement day basis. To mirror the activity of international investors, index returns are either calculated in local currency or may be calculated in a variety of foreign currencies on either an unhedged or a hedged basis.

GBI coupons are always fully reinvested. All coupons received are immediately invested back into the local market until the next index rebalancing. JPMorgan captures this reinvestment in its calculations by adding the coupon value into return calculations on the coupon date. The exact calculation for the reinvestment of coupons will vary depending on the rules applicable in the country issuing the bond.

For the purpose of calculating the value of the Reference Portfolios, the value used for determining the Bond Index Closing Level is the value of the GBI Total Return Index Hedged into U.S. dollars, which can be found at Bloomberg ticker “JHDCGBIG”, or, if the GBI Total Return Index Hedged into U.S. dollars is no longer available at such Bloomberg ticker, the GBI Total Return Index Hedged into U.S. dollars can be obtained by contacting JPMSI at structured_investments_na@jpmorgan.com or at 1-800-576-3529. The GBI Total Return Index is hedged on a daily basis. Rebalancing of the GBI Total Return Index Hedged into U.S. dollars occurs on the first business day of every month, at which time a forward rate is purchased and such forward rate is then marked to market each day throughout the month until the next rebalancing occurs.

OTHER COMPONENTS

A separate underlying supplement will describe any index included in an Asset Class but not described in this product supplement, or will include an updated description of an index described in this product supplement.

PLAN OF DISTRIBUTION

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 109-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 109-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 109-A-II, nor any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 109-A-II, nor any related underlying supplement, nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 109-A-II, any related underlying supplement, accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. I7,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

This product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

This product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 109-A-II and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.	Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.	Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.	Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.	Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.	Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

a.	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

b.	the size of the investor’s securities portfolio exceeds €500,000;

c.	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.	Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.	Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.	Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.	Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(a)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

Neither this product supplement no. 109-A-II, nor any related underlying supplement nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 109-A-II, any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 109-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

Each Agent has represented and agreed that:

(a)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.